EXHIBIT 4.1

                         SECURITIES PURCHASE AGREEMENT
                         -----------------------------

     SECURITIES PURCHASE AGREEMENT dated as of June 21, 2007 (this "Agreement") by and between Vasomedical, Inc., a Delaware corporation (the "Company"), and Kerns Manufacturing Corp., a New York corporation (the "Purchaser").

     WHEREAS, representatives of the Purchaser and Living Data Technology Corporation, a New York corporation ("Living Data"), on the one hand, and the Company, on the other hand, have been parties to discussions regarding the future of the Company and the relationship of the parties;

     WHEREAS, in furtherance of those discussions, Living Data and the Company are, concurrently with the execution and delivery of this Agreement, entering into a distribution agreement in the form of Exhibit A annexed hereto (the "Distribution Agreement");

     WHEREAS, in furtherance of those discussions, Living Data and the Company are, concurrently with the execution and delivery of this Agreement, entering into a supplier agreement in the form of Exhibit B annexed hereto (the "Supplier Agreement");

     WHEREAS, in furtherance of those discussions, the Purchaser has agreed to buy, and the Company desires to sell to the Purchaser, shares of the Company's common stock, par value $.001 per share (the "Common Stock"), and a warrant (in the form attached hereto as Exhibit C), to purchase shares of the Common Stock equal to twenty (20%) percent of the number of shares purchased (the "Warrant"), all upon the terms and conditions set forth in this Agreement; and

     WHEREAS, subject to the provisions set forth herein, the Purchaser has agreed to give to the Company the right to put additional shares of the Common Stock to the Purchaser;

     NOW, THEREFORE, in consideration of the foregoing and of the mutual premises, covenants, representations and warranties herein contained, it is hereby agreed as follows:

1.   Purchase and Sale of Units/Closing.

     1.1. Issuance and Sale of Common Stock and Warrants.

          1.1.1. Subject to the terms and conditions of this Agreement, the Purchaser agrees to purchase at the Closing (as hereinafter defined), and the Company agrees to issue and sell to the Purchaser, 21,428,572 shares of the Common Stock (the "Kerns Shares") and the Warrant to purchase 4,285,714 shares of the
               Common   Stock   for  an   aggregate   purchase   price   of  One
               Million-Five-Hundred-Thousand ($1,500,000) Dollars (the "Purchase Price").
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          1.1.2. The Warrant shall have an initial exercise price for each share of the Common Stock represented thereby of $0.08 per share

     1.2. Closing.

          1.2.1. The closing of the purchase and sale of $1,500,000 of the Kerns Shares and the Warrant under this Agreement (the "Closing") shall be held at the offices of Wachtel & Maysr, LLP, 110 East 59th Street, New York, New York (or remotely via the exchange of documents and signatures), on June 21, 2007 (the date of the Closing is hereinafter referred to as the "Closing Date").

          1.2.2. At the Closing, the Company shall deliver to the Purchaser the Kerns Shares and the Warrant against payment of the Purchase Price to the Company.

          1.2.3. Conditions precedent to the Closing are that, concurrently with the execution of this Agreement, (a) the Company, the Purchaser and Living Data have executed an agreement pursuant to which the Company grants "piggyback" registration rights to each of the Purchasers and Living Data (the "Registration Rights Agreement");
               (b) the Company and Living Data have executed the Distribution Agreement; and (c) the Company and Living Data have executed the Supplier Agreement.

2.   Option of Company to Put Additional Common Stock

     2.1. Additional Commitment to Purchase. At the option of the Company, exercisable from time to time at any time on and after December 31, 2007 and prior to June 30, 2008 by notice given to the Purchaser as provided in Section 7.3 hereof (the "Notice of Sale"), the Purchaser irrevocably agrees and commits to purchase from the Company, for an aggregate purchase price of up to $1,000,000, additional shares of the Common Stock (the "Additional Shares") at a purchase price per share equal to 85% of the Market Value on the date of the Notice of Sale, but not more than $.09 per share.

          2.1.1. As used herein, the term "Market Value" shall be deemed to be the average of the last reported sale prices of the Common Stock for the last five (5) trading days immediately preceding the date the Notice of Sale is delivered by the Company to the Purchaser, as officially reported by the principal securities exchange or the NASD's OTC Bulletin Board on which the Common Stock is then listed or admitted for trading, or, if the Common Stock is not so reported, the average of the closing bid prices as furnished by Pink Sheets LLC or similar organization if Pink Sheets LLC is no longer reporting such information.

          2.1.2. Any closing of the purchase and sale of the Additional Shares shall take place on the tenth business day following delivery of the Notice of Sale, and the Company and the Purchaser shall be deemed with respect to the Additional Shares to have made the same representations and warranties they made with respect to the Shares and the Warrant, as set forth in Articles 3 and 4 hereof, respectively.

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     2.2. Condition  Precedent  to  Demand.  The  only  condition  precedent  to delivery  of a Notice  of Sale to the  Purchaser  is that the  Company
          demonstrates   to  the  Purchaser,   by  financial   data   reasonably
          satisfactory to the Purchaser, that the Company, on a consolidated basis, has had, for the three (3) months immediately preceding the month in which the Notice of Sale is delivered, either (a) income from operations or (b) operating revenues from equipment and services exceeding $1,800,000.

     2.3. Additional Shares: The parties acknowledge that the Company may not have sufficient authorized shares of the Common Stock to deliver all shares of the Additional Shares which may be issuable pursuant to this
          Article 2. If the Company elects to put such shares, the Purchaser agrees to deliver funds against the obligation of the Company (a) to promptly cause an Amendment to the Company's Certificate of Incorporation to be submitted to the stockholders of the Company for their consideration changing the authorized capital to provide for such shares, (b) to use commercially reasonable efforts to cause the stockholders of the Company to approve the Amendment, (c) upon approval by the stockholders, to file the Amendment with the Secretary of State of Delaware reflecting such approval within three (3)
          Business Days of stockholders' approval and (d) to issue the Additional Shares to the Purchaser within three (3) Business Days of such filing. As used herein, the term "Business Day" mean any day other than Saturday, Sunday or any day on which the Transfer Agent for the Common Stock is not open for business.

3. Representations and Warranties of the Company. The Company represents and warrants to the Purchaser as follows:

     3.1. Corporate Status. The Company is a corporation duly organized, validly existing, and in good standing under the laws of ---------------- the State of Delaware, and has all requisite corporate power and authority to carry on its business as now conducted. The Company's subsidiaries (the "Subsidiaries") are duly organized in their respective jurisdictions of organization, validly existing and in good standing in such respective jurisdictions and each has the power and authority to carry on its respective business as now conducted. The Company and the Subsidiaries are duly qualified to transact business and are in good standing in each jurisdiction in which the failure so to qualify would not have a Material Adverse Effect on the Company's business or properties. For the purposes of this Agreement, the term "Material Adverse Effect" shall mean any change or effect that is, or could reasonably be expected to be, materially adverse to the assets and liabilities (taken together as a whole), capitalization or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, other than any change or effect (a) relating to the economy in general or (b) relating to the industry in which the Company and its Subsidiaries operate in general and not specifically to the Company or any Subsidiary.

     3.2. Authorization. The Company has the corporate power and authority to execute and deliver this Agreement, the Registration Rights Agreement, the Distribution Agreement, and the Supplier Agreement (together with

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          this Agreement,  the Warrant,  the Registration Rights Agreement,  the
          Distribution Agreement and the Supplier Agreement being collectively referred to as the "Transaction Documents") and to carry out its obligations hereunder and thereunder. The execution, delivery and performance by the Company of the Transaction Documents and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company and this Agreement and each of the other Transaction Documents constitutes the valid and legally binding obligation of the Company enforceable against the Company in accordance with its respective terms, except as the same may be limited by bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors' rights generally now or hereafter in effect and subject to the application of equitable principles and the availability of equitable remedies.

     3.3. No Conflicts. The execution, delivery and performance of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby by the Company do not and will not with or without the giving of notice or the passage of time or both, violate or conflict with or result in a breach or termination of any provision of, or constitute a default under, the Certificate of Incorporation or the By-Laws of the Company or any order, judgment, decree, statute, regulation, contract, agreement or any other restriction of any kind or description to which the Company or its assets may be bound or subject. Neither the Company nor any Subsidiary is in violation of or (with or without notice or lapse of time or both) in default under, any material term or provision of its Certificate of Incorporation or By-Laws or of any indenture, loan or credit agreement, note agreement, mortgage, security agreement or other agreement, lease or other instrument, commitment or arrangement to which the Company or a Subsidiary is a party or by which the Company's or the Subsidiary's assets are bound.

     3.4. Fully Paid and Non-Assessable. Upon issuance of the Kerns Shares and the Warrant and payment therefor pursuant to the terms hereof, each share of the Common Stock issued as part of the Kerns Shares and the Warrant shall be validly issued, fully paid and non-assessable and, upon exercise of the Warrant and payment therefor, each share of the Common Stock issuable upon exercise of the Warrant (a "Warrant Share") shall be validly issued, fully paid and non-assessable.

     3.5. Certificate and Bylaws. The copies of the Certificate of Incorporation and Bylaws of the Company which have been delivered to the Purchaser prior to the execution of this Agreement are true and complete and have not been amended or repealed.

     3.6. Capital Stock. As of the Closing Date, prior to the issuance and sale of the Kerns Shares and the Warrant to the Purchaser and the issuance of shares of the Common Stock to Living Data pursuant to the Distribution Agreement, the authorized capital stock of the Company will consist of (a) 1,000,000 shares of preferred stock, par value $.001 per share (the "Preferred Stock"), of which no shares shall be outstanding, and (b) 110,000,000 shares of the Common Stock, of which 65,198,592 shares shall be outstanding and 8,995,688 shares shall be reserved for issuance upon the exercise of outstanding options. All

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          such outstanding  shares of the Common Stock have been duly authorized and validly issued and are fully paid and nonassessable.

     3.7. Binding Obligations.

          3.7.1. This Agreement and the other Transaction Documents each constitutes the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its respective terms, except as such enforcement is limited by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.

          3.7.2. The Kerns Shares, the Warrant and the Warrant Shares (collectively, the "Securities") are duly authorized and, when issued and paid for in accordance with the terms of this
               Agreement, will be duly authorized, validly issued and outstanding, fully paid and nonassessable and free and clear of all liens, security interests and restrictions, other than liens or security interests that might have been created or suffered by the Purchaser with respect to the Securities and restrictions imposed by the Securities Act, as defined below, state securities laws or this Agreement.

          3.7.3. The Warrant Shares, when issued and paid for in accordance with the terms of the Warrant, will be duly authorized, validly issued and outstanding, fully paid and nonassessable and free and clear of all liens, security interests and restrictions, other than liens or security interests that might have been created or suffered by the Purchaser with respect to the Warrant or the Warrant Shares and restrictions imposed by the Securities Act of 1933, as amended (the "Securities Act"), state securities laws or this Agreement.

     3.8. Financial Statements. Included in the Form 10-Q of the Company for the nine months ended February 28, 2007 (the "Form -------------------- 10-Q") filed with the Securities and Exchange Commission (the "SEC") are the Company's consolidated unaudited balance sheet (the "Balance Sheet") as of February 28, 2007 (the "Balance Sheet Date") and the unaudited condensed consolidated statement -------------- ------------------- of operations for the three and nine-month periods then ended. Included in its Annual Report on Form 10-K for the year ended May 31, 2006 (the "Annual Report") filed with the SEC are the Company's audited consolidated balance sheet as of May 31, 2006 and the audited consolidated statements of operations, cash flow and changes of stockholders' equity for the period then ended, together with the related report of Miller Ellerin & Company LLP, independent certified public accountants. The foregoing financial statements (a) are complete and correct in all material respects and are in accordance  with the books and  records of the  Company,  (b)  present fairly the consolidated financial condition of the Company and its Subsidiaries at the Balance Sheet Date and other dates therein specified and the results of operations and changes in financial position of the Company and its Subsidiaries for the periods therein specified, and (c) have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with prior accounting periods, except that the unaudited financial

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          statements  are  subject  to  year-end  audit  adjustments  and do not contain complete footnotes or statements of stockholders equity. The Company and its Subsidiaries have no liabilities or obligations, either acquired or absolute, contingent or otherwise, of a type required by generally accepted accounting principles to be reflected on, or reserved against in, a balance sheet, which are not reflected or provided for in the financial statements and related notes except liabilities arising after the Balance Sheet Date which were incurred in the ordinary course of business.

     3.9. Changes. Since the Balance Sheet Date, except as disclosed in the Form 10-Q, there has been no event which would have a Material Adverse Effect. Since the Balance Sheet Date, except as disclosed in the Form 10-Q , neither the Company nor any of its Subsidiaries has (a) mortgaged, pledged or subjected to lien any of its material assets, tangible or intangible, (b) sold, transferred or leased a material portion of its assets, (c) cancelled or compromised any material debt or claim, or waived or released any right, of material value, (d) suffered any physical damage, destruction or loss (whether or not covered by insurance) having a material effect, (e) declared or paid any dividends on or made any other distributions with respect to, or purchased or redeemed, any of its outstanding equity securities, or
          (f) suffered or experienced any Material Adverse Change or loss in its business other than its continuing losses from operations.

     3.10. Material Agreements of the Company. Neither the Company nor any of its Subsidiaries is a party to or otherwise bound by any written or oral agreement, instrument or arrangement that is material to the Company except for those agreements referenced in or included as exhibits to the Annual Report or the Form 10-Q ("Material Contracts"). The Company has furnished or made available to the Purchaser true and complete copies of all such agreements and all other agreements, instruments and other documents requested by the Purchaser or its authorized representative. The Company is not in default in any material provision of any Material Contract.

     3.11. Litigation. Except as disclosed in the Form 10-Q, there is no action pending and, to the best knowledge of the Company, there is no material action threatened against the Company, its Subsidiaries or their properties or assets. Neither the Company nor any Subsidiary is in default with respect to any order, writ, judgment, injunction, decree, determination or award of any court or of any governmental entity.

     3.12. Disclosure. The representations and warranties of the Company contained herein, when read together with the Form 10-Q and the Annual Report, do not contain any untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

     3.13. Intellectual Property.

          3.13.1. To the best of the Company's knowledge, the Company and each of its Subsidiaries has sufficient title to and ownership of or rights to all patents, patent rights, patent applications, inventions, trademarks, service marks, trade names, copyrights

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               and information,  proprietary rights and processes  necessary for the conduct of its business, and the use by the Company of the foregoing does not conflict with or constitute an infringement of the rights of others.

          3.13.2. The Company and each of its Subsidiaries has sufficient licenses, permits and other governmental authorizations required for the conduct of its business as currently conducted and is not in default with respect thereto, except as the failure to have any such license, permit or authorization or any default with respect thereto would not have a Material Adverse Effect.

          3.13.3. The Company has not received any communications alleging that it or any of its Subsidiaries has violated, has no knowledge that the Company or any of its Subsidiaries has violated, or by conducting its business, each of the Company and its Subsidiaries will not, to the best of its knowledge, violate, any of the patents, patent applications, inventions, trademarks, service marks, trade names, copyrights or trade secrets, confidential information, proprietary rights or processes of any other person.

     3.14. No Governmental Consent or Approval Required. Based in part on the representations made by the Purchaser in this Agreement, no authorization, consent, approval or other order of, declaration to, or registration, qualification, designation or filing with, any federal, state or local governmental agency or body is required by or from the Company for the valid and lawful authorization, execution and delivery by the Company of this Agreement or any other agreement entered into by the Company in connection with this Agreement, and consummation of the transactions contemplated hereby or thereby, or for the valid and lawful authorization, issuance, sale and delivery of the Securities or for the valid and lawful authorization, reservation, issuance, sale and delivery of the Securities, other than the qualification (or taking of such action as may be necessary to secure an exemption from qualification, if available) of the offer and sale of the Securities under the New York Securities Law and applicable federal securities laws, which filings and qualifications, if required, will be accomplished in a timely manner so as to comply with such qualification or exemption from qualification requirements.

     3.15. Bulletin Board Compliance. The Common Stock is registered pursuant to
          Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and is eligible for quotation on the NASD's OTC Bulletin Board.

     3.16. Reporting Status. The Company has filed in a timely manner all documents that the Company was required to file under the Exchange Act during the 12 months preceding the date of this Agreement and such documents complied as to form in all material respects with the SEC's requirements as of their respective filing dates, and the information contained therein as of the date thereof did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading.

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     3.17. Brokers.  Except as set forth  below in Section 5 hereof,  no broker, investment banker or other person is entitled to any broker's, finder's or other similar fee or commission payable by the Company in connection with the transactions contemplated by this Agreement or the other Transaction Documents.

4. Representations and Warranties of the Purchaser. The Purchaser represents and warrants to the Company as follows:

     4.1. Status. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of New York with full corporate power and authority to execute, deliver and perform its obligations under this Agreement.

     4.2. Authority for Agreements. The Purchaser has the corporate power and authority to execute and deliver this Agreement and to carry out its obligations hereunder. The execution, delivery and performance by the Purchaser of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Purchaser and this Agreement constitutes the valid and legally binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors' rights generally now or hereafter in effect and subject to the application of equitable principles and the availability of equitable remedies.

     4.3. No Conflicts. The execution, delivery and performance of this Agreement and the other instruments and agreements to be executed, delivered and performed by the Purchaser pursuant hereto and the consummation of the transactions contemplated hereby and thereby by the Purchaser does not and will not with or without the giving of notice or the passage of time or both, violate or conflict with or result in a breach or termination of any provision of, or constitute a default under, the Certificate of Incorporation or the By-Laws of the Purchaser or any order, judgment, decree, statute, regulation, contract, agreement or any other restriction of any kind or description to which the Purchaser is a party or by which the Purchaser may be bound.

     4.4. Accredited Investor. The Purchaser is an "accredited investor" within the meaning of Rule 501(a) of Regulation D of the SEC, as presently in effect.

     4.5. Investor Representations and Acknowledgments.

          4.5.1. The Purchaser is acquiring the Securities for the Purchaser's own account for investment only and not with a view to, or for sale in connection with, a distribution of the Securities or its components and with no present intention of selling, transferring, granting a participation in or otherwise distributing, the Securities or its components, all within the meaning of the Securities Act and the rules and regulations thereunder and any applicable state securities or blue-sky laws and the rules and regulations thereunder.

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          4.5.2. The  Purchaser  is not a party  or  subject  to or bound by any contract, undertaking, agreement or arrangement with any person to sell, transfer or pledge the Securities or any part thereof to any person, and has no present intention to enter into such a contract, undertaking, agreement or arrangement.

          4.5.3. The Purchaser acknowledges to the Company that:

               4.5.3.a.  The  Company  has  advised  the   Purchaser   that  the
                    Securities have not been registered under the Securities Act or under the laws of any state on the basis that the issuance thereof contemplated by this Agreement is exempt from such registration;

               4.5.3.b. The Company has advised the Purchaser that a purchase of the Securities involves a high degree of risk and is suitable only for persons of substantial financial means who have no need for liquidity in their investments;

               4.5.3.c.  The  Company's  reliance  on the  availability  of such exemption is, in part, based upon the accuracy and truthfulness of the Purchaser's representations contained herein;

               4.5.3.d.  The  Purchaser  is aware  that the  Kerns  Shares,  the
                    Warrant and the Warrant Shares that are being purchased are characterized as "restricted securities" under the Securities Act inasmuch as they are being acquired from the Company in a transaction not involving a public offering, and that under the Securities Act and applicable rules and regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances. In this connection, the Purchaser represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

               4.5.3.e.  The  Purchaser  has  evaluated  the merits and risks of purchasing the Securities, and has such knowledge and experience in financial and business matters that the Purchaser is capable of evaluating the merits and risks of such purchase, is aware of and has considered the financial risks and financial hazards of purchasing the Securities, and is able to bear the economic risk of purchasing the Securities, including the possibility of a complete loss with respect thereto;

               4.5.3.f.  The  Purchaser  has  had  access  to  such  information regarding the business and finances of the Company and its Subsidiaries, and has been provided the opportunity to discuss with the Company's management the business, affairs and financial condition of the Company and its Subsidiaries and such other matters with respect to the Company and its Subsidiaries as would concern a reasonable person considering the transactions contemplated by this Agreement and/or concerned with the operations of the Company; and

               4.5.3.g. All of the  Purchaser's  representations  and warranties set forth herein are correct and complete as of the date of this Agreement, shall be true and correct as of the Closing, shall survive the Closing and, if there should be any material change in such information prior to the sale to the Purchaser of the Securities, the Purchaser will immediately furnish such revised or corrected information to the Company.

5. Agency; Other Fees. Each party represents that it neither is nor will be obligated for any finders' or brokers' fee or commission in connection with this transaction; provided, however, that, in the event the Closing is consummated, the Company shall be obligated to and shall pay to Life Science Group, Inc. fees of 6% of the Purchase Price (and of the purchase price of such Additional Shares that Company elects to put to Purchaser, as provided for herein) plus common stock purchase warrants on terms substantially similar to the Warrant but without registration rights covering a number of shares equal to 2% of the number of shares being purchased by the Purchaser at the Closing.

6.   Vasomedical Covenants Post-Closing.

     6.1. Directorship. Concurrently with the Closing, Vasomedical has elected each of Simon Srybnik and Jun Ma as a director of Vasomedical and has agreed to nominate each of them for reelection at least at the next two Annual Meetings of Stockholders of Vasomedical and the then directors shall use their best efforts to solicit proxies for the election of each of them at such meetings.

     6.2. Preferred Stock. During the three-year period following the Closing, Vasomedical shall not issue any shares of the Preferred Stock without the prior written consent of the Purchaser, which consent shall not be unreasonably withheld.

7.   Miscellaneous.

     7.1. Entire Agreement; Survival of Provisions. The Transaction Documents and the SEC reports referenced herein and therein constitute the entire agreement of the parties with respect to the transactions contemplated hereby and supersede all prior agreements and understandings with respect thereto, whether written or oral. All of the covenants of the parties made herein shall remain operative and in full force and effect pursuant to their respective terms regardless of acceptance of the Securities and payment therefor. The representations and warranties set forth herein shall survive the execution and delivery of this Agreement and the issuance of the Securities in each case until the third anniversary of the date of this Agreement (the "Expiration Date"), and shall in no way be affected by any investigation of the subject matter thereof made --------------- by or on behalf of the Purchaser or the Company. Notwithstanding the preceding sentence, any representation or warranty in respect of which an indemnity may be sought hereof shall survive the time at which it would otherwise terminate pursuant to the preceding sentence if a claim for indemnification shall have been given to the party against whom such indemnity may be sought prior to the Expiration Date. The agreements and covenants of the parties set forth in a Transaction Document shall survive for the term of the Transaction Document. The representations, warranties, agreements and covenants made in the Transaction Documents shall be deemed to have been relied upon by the parties hereto.

7.2. No Waiver; Modifications in Writing. No failure or delay by a party in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. Except as otherwise expressly provided herein with respect to any right of indemnification, the remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to any party at law or in equity or otherwise. No waiver of or consent to any departure by a party from any provision of this Agreement shall be effective unless signed in writing by the party entitled to the benefit thereof. No amendment, modification or termination of any provision of this Agreement shall be effective unless signed in writing by all parties. Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure from the terms of any provision of this Agreement, shall be effective only in the specific instance and for the specific purpose for which made or given.

7.3. Notices. All notices, demands and other communications provided for hereunder shall be in writing, shall be given by (a) registered or certified mail, return receipt requested, (b) telecopy with electronic confirmation of such transmission, (c) national courier service or (d) personal delivery and shall be deemed delivered (a) three business days after deposit with the U.S. Postal Service, (b) the date given by electronic or e-mail delivery, (c) on the business day next following deposit with a courier service for overnight delivery with written confirmation of such delivery or (d) upon personal delivery, addressed to the parties, as follows:


                  If to the Company, to:

                           Vasomedical, Inc..
                           180 Linden Avenue
                           Westbury, NY 11590
                           Attention:  Chief Financial Officer
                           Telecopy:  (516) 997-2299
                           E-Mail: TEfstathiou@vasomedical.com

                     with a copy to (which shall not constitute notice):

                           David H. Lieberman, Esq.
                           Beckman, Lieberman & Barandes, LLP
                           Suite 1313, 116 John Street
                           New York, NY 10038

                           Telecopy:  (212) 608-9687
                           E-Mail:  DLieberman@blbllp.com

                      If to the Purchaser, to:
                           Kerns Manufacturing Corp.
                           37-14 29th Street
                           Long Island City, NY 11101
                           Attention: Chief Financial Officer
                           Telecopy: (718) 786-0534
                           E-Mail:  kernsmfg@optonline.net

                      with a copy to (which shall not constitute notice):

                      Robert W. Berend, Esq.
                      Wachtel & Masyr, LLP
                      110 East 59th Street
                      New York NY 10022
                      Telecopy: (212)909-9455
                      E-Mail:  berend@wmllp.com

     or to such other address as any party shall designate in writing in compliance with the provisions of this Section 7.3.

7.4. Execution in Counterparts; Facsimile Signatures. This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement. The parties agree that they may rely on the facsimile signature of any party with respect to this Agreement or any waiver, amendment, supplement or consent relating thereto, with the same effect as if such signature was an original.

7.5. Binding Effect; Assignment. The rights and obligations of the parties under this Agreement may not be assigned or otherwise transferred to any other person or entity, without the prior written consent of the other party hereto. Except as expressly provided in this Agreement, this Agreement shall not be construed so as to confer any right or benefit upon any person or entity other than the parties to this Agreement and their respective successors and permitted assigns. This Agreement shall be binding upon and shall inure to the benefit of the Company, the Purchaser and their respective permitted successors and assigns.

7.6. Governing Law. This Agreement shall be deemed to be a contract made under and shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to the principles of conflict of laws; provided, however, that the due authorization, issuance and enforceability of the terms of the Common Stock and the Warrant or the due authorization and issuance of the Warrant Shares, or any requirement of stockholder approval or the validity or invalidity of any action by the Board of Directors or compliance by the Company or any Subsidiary with its Certificate of Incorporation or Bylaws or any of their corporate authority, shall be governed by, and construed in accordance with, the laws of the State of Delaware without giving effect to the principles of the conflict of laws.

7.7. Consent to Jurisdiction and Service of Process. Any suit, action or proceeding arising out of or relating to the Transaction Documents or the transactions contemplated hereby or thereby may be instituted in any federal court situated in the Southern or Eastern Districts of New York or any state court of the State of New York, in each case, in the Borough of Manhattan, City of New York, or Nassau County in the State of New York, and each party agrees not to assert, by way of motion, as a defense or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that the Transaction Documents or the subject matter hereof or thereof may not be enforced in or by such court. Each party further irrevocably submits to the jurisdiction of such court in any such suit, action or proceeding. Any and all service of process and any other notice in any such suit, action or proceeding shall be effective against any party if given personally or by registered or certified mail, return receipt requested if sent to such party at the address for such party set forth herein, or by any other means of mail that requires a signed receipt, postage fully prepaid, mailed to such party as herein provided. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by law or to commence legal proceedings or otherwise proceed against any other party in any other jurisdiction.

7.8. Waiver of Jury Trial. The parties hereto hereby irrevocably waive all right to a trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement or any other Transaction Document or the transactions contemplated hereby or thereby.

7.9. Further Assurances. Each of the parties hereto shall execute and deliver such documents, instruments and agreements and take such further actions as may be reasonably required or desirable to carry out the provisions of the Transaction Documents and the transactions contemplated hereby and thereby, and each of the parties hereto shall cooperate with each other in connection with the foregoing.

7.10. Severability of Provisions. Any provision hereof that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by law, the parties hereto waive any provision of law that renders any such provision prohibited or unenforceable in any respect.

7.11. Headings. The Article, Section and subsection headings used or contained in this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.

7.12. Costs and Expenses. Each of the Company and the Purchaser shall pay their respective costs and expenses incurred with respect to the negotiation, execution, delivery and performance of this Agreement and the other Transaction Documents. If any action at law or in equity is necessary to enforce or interpret the terms of the Transaction Documents, the prevailing party shall be entitled to reasonable attorney's fees, costs, and necessary disbursements in addition to any other relief to which such party may be entitled.

                             SIGNATURE PAGE FOLLOWS

                    BALANCE OF PAGE LEFT BLANK INTENTIONALLY

                                 SIGNATURE PAGE

                                       To

                          Securities Purchase Agreement

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

Company:                                           Purchaser:

VASOMEDICAL, INC.                                  KERNS MANUFACTURING CORP.

By:    /s/ John C K Hui                            By:    /s/ Simon Srybnik
       ---------------                                    -------------
Name:  John C K Hui                                Name:  Simon Srybnik
Title: Chief Executive Officer                     Title: Chairman of the Board

                                                                    EXHIBIT A TO
                                                             SECURITIES PURCHASE
                                                                       AGREEMENT



                             DISTRIBUTION AGREEMENT
                             ----------------------

     DISTRIBUTION AGREEMENT (this "Agreement") made and entered into as of the 21st day of June, 2007 by and between Living Data Technology Corporation, a corporation incorporated under the laws of the State of New York ("Living Data"), with executive offices at 37-14 29th Street, Long Island City, NY 11101, and Vasomedical, Inc., a corporation incorporated under the laws of the State of Delaware ("Vasomedical"), with executive offices at 180 Linden Avenue, Westbury, New York 11590.

     WHEREAS, Vasomedical has engaged, pursuant to a Supplier Agreement of even date herewith by and between the parties hereto (the "Supplier Agreement") as the exclusive supplier of (1) Vasomedical Products (as therein defined) for sale or distribution by Vasomedical to customers throughout the world and (2) Living Data Products for sale or distribution by Vasomedical; and

     WHEREAS, Living Data desires to engage Vasomedical as its exclusive distributor of certain Living Data products to customers in the Territory (as hereinafter defined) on the terms and conditions hereinafter set forth; and

     NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties contained herein, the parties hereto hereby agree as follows:

     1. Definitions.

     (a) When used in this Agreement, the following terms shall have the meanings set forth in this Section 1(a):


     (i) "Affiliate" of any Person shall mean any Person that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with such Person. For the purpose of this definition, "control" when used with respect to any Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     (ii) "Anticipated Delivery Date" shall mean the anticipated date for delivery of Products pursuant to an Order confirmed by Living Data.

     (iii) "Business Day" shall mean any day other than Saturday, Sunday or any other day on which commercial banks are authorized to close and do close in New York City.


     (iv) "CE Marking" shall mean that certification issued by an authorized Notified Body (as defined by a directive from the European Union) in the European Union.

     (v) ""cGMP" shall mean current good manufacturing practices as that term is defined by the FDA from time to time.

     (vi) "Contract Year" shall mean each 12-month period of the Term from June 1st through May 31st, provided that with respect to the first Contract Year of the Term, the Contract Year shall be from June 21, 2007 until May 31, 2008.

     (vii) "FDA" shall mean the Food and Drug Administration of the United States of America.

     (viii) "Net Sales" shall mean the gross sales by Vasomedical, less cost of sales, arising from the sale or distribution of Products to customers pursuant to this Agreement as determined in accordance with generally accepted accounting principles ("GAAP"), consistently applied, as GAAP is in effect, from time to time, in the United States.

     (ix) "Person" shall mean an individual, a corporation, a limited liability company, a partnership, an unincorporated association, a trust, a joint venture or any other entity or organization of whatever nature.

     (x) "Products" shall mean all of the AngioNew ECP systems used to assist the heart by applying positive or negative pressure to one or more of the body's limbs in synchrony with the heart cycle, whether now offered or hereafter developed by Living Data during the Term, and any improvements or modifications thereto. The current AngioNew ECP systems are the AngioNew-V, a mobile system, and the AngioNew-VI, a table type system.

     (xi) "Quarter-Annual Period" shall mean each three (3)-month period ending on February 28, May 31, August 31 and November 30 of each Contract Year during the Term.

     (xii) "Term" shall have the meaning set forth in Section 6.1(a) hereof.

     (xiii) "Territory" shall mean the United States, Puerto Rico and all other territories and possessions administered by the United States.

     (xiv) "Vasomedical Products" shall mean all of the ECP therapy systems which are marketed under the registered trademark "EECP" and which utilize fundamental hemo-dynamic principles to augment coronary blood flow and at the same time reduce the work load of the heart while improving the overall vascular function, whether now offered or hereafter developed by Vasomedical during the Term, and any improvements or modifications thereto. The current EECP therapy systems are EECP-Lumenair, EECP-TS3 and EECP-TS4.

     (b) As used in this Agreement pronouns shall refer to male or female persons or entities where such construction is required to give meaning to a provision contained herein. Whenever a singular or plural number is used herein, the same shall refer to the plural or singular, as applicable, as well. Unless the context clearly requires otherwise, the words "hereof," "herein" and "hereunder to" and words of similar import shall refer to this Agreement as a whole and not to any particular provision hereof. The headings of the Articles and Sections of this Agreement are inserted for convenience only and shall not constitute a part hereof or affect in any way the meaning or interpretation of this Agreement. Each party acknowledges that it has been represented by counsel and that it has actively participated in the review, negotiation and finalization of this Agreement and documents relating hereto. Accordingly, in the event of a dispute, the drafting of any particular term or provision hereof shall not be a factor in the determination of the construction or interpretation of such term or provision.

     2. Issuance of Vasomedical Shares.

     2.1 Issuance. As additional consideration for Living Data entering into this Agreement, Vasomedical shall, on the date of the closing (the "Closing Date") to be held pursuant to the Securities Purchase Agreement (as hereinafter defined), issue to Living Data such number of shares of its Common Stock, $.001 par value (the "Common Stock"), as is equal to ten percent of the outstanding shares of the Common Stock on a fully diluted basis as of the Closing Date (the "Living Data Shares"). In making such calculation of the number of shares of the Common Stock to be issued Vasomedical shall include the shares issuable pursuant to a warrant to be issued to Life Science Group, Inc. on the Closing Date and shall exclude (a) the shares of the Common Stock to be sold to Kerns Manufacturing Corp., a New York corporation ("Kerns"), (b) those shares issuable upon the exercise of a warrant to Kerns, (c) those shares as to which there is a put, all pursuant to the Securities Purchase Agreement of even date herewith by and between Vasomedical and Kerns (the "Securities Purchase Agreement"), and (d) those shares reserved for issuance on options (i) held by terminated employees which options expire within 60 days of the date hereof plus (ii) which have an exercise price in excess of $.75 per share. In the event any of the options described in (d) shall hereafter be executed within one year of the Closing Date, Vasomedical shall, within five Business Days after any such exercise, issue to Living Data ten percent of the shares of the Common Stock issued upon such exercise.

     2.2 Confirmation of Calculation. Together with the delivery to Living Data of the stock certificate for the Living Data Shares, Vasomedical shall furnish a schedule showing how the ten percent calculation was made. Living Data shall have five Business Days to challenge such calculation and, if it does so by notice to Vasomedical, the parties shall promptly in good faith seek to reconcile the difference. If Living Data successfully demonstrates to Vasomedical's satisfaction that additional shares of the Common Stock should have been issued to it, then Vasomedical shall promptly direct the Transfer Agent for the Common Stock to issue a stock certificate to Living Data for the additional shares. If the parties cannot agree on the number of the Living Data Shares, the issue shall be resolved pursuant to the Conciliation Procedure set forth in Section 10.1 hereof.

     2.3 Investment Representation by Living Data. Living Data represents and warrants to Vasomedical that it shall acquire the Living Data Shares for investment and not with a view toward, or in connection with, any distribution as such term is contemplated by the Securities Act of 1933, as amended (the "Securities Act").

     2.4 Restricted Stock. Living Data acknowledges that the Living Data Shares are restricted securities as such term is defined in Rule 144(a)(3) under the Securities Act and that, accordingly, any certificate evidencing the Living Data

Shares will bear the standard Securities Act restrictive legend used by the Transfer Agent for the Common Stock.

     2.5 Representations by Vasomedical. Vasomedical represents and warrants to Living Data that the Living Data Shares have been duly authorized, are validly issued and fully paid, are free of any preemptive or similar rights and will be delivered to Living Data free and clear of any liens, security interests or other encumbrances other than those created by Living Data, but subject to any restrictions created by the Securities Act or applicable state securities laws.

     3. Distribution.

     3.1 Vasomedical's Obligations. (a) During the Term, Vasomedical shall sell and distribute Products to customers in accordance with the terms and provisions of this Agreement and of any applicable Annual Marketing Plan (as hereinafter defined). Vasomedical agrees that it shall not sell or distribute Products to any subdistributor without Living Data's prior written approval and until such subdistributor signs an undertaking in substantially the form attached hereto as Exhibit A which names Living Data as a third-party beneficiary. Vasomedical shall deliver a fully executed copy of each such undertaking promptly to Living Data and shall not make any material changes to the form without Living Data's prior consent.

     (b) Vasomedical agrees that, during the Term, it shall not, directly or indirectly, sell or distribute any Product (a) outside of the Territory or (b) to any Person that Vasomedical knows, or reasonably should know, intends to sell or distribute Products (directly or indirectly) outside of the Territory. Notwithstanding the foregoing, Living Data acknowledges that there are legal and practical restrictions on Vasomedical's ability to prevent the resale of Products outside of the Territory by Vasomedical's customers inside of the Territory. Accordingly, Vasomedical shall not be liable to Living Data for any commission, compensation or other payment or for any damage or loss suffered by Living Data whatever arising out of, or in connection with, any sales or shipments of Products by any distributor, jobber, retailer or other party to a Person outside the Territory unless such sales or shipments shall have been expressly and knowingly authorized by Vasomedical.

     (c) Vasomedical agrees that, during the Term, it shall not, directly or indirectly, sell or distribute any product providing therapy similar to the Products other than the Vasomedical Products and the Living Data Products.

     3.2 Restriction on Living Data's Rights. (a) Except as hereinafter provided, during the Term, Living Data shall not directly or indirectly sell or distribute Products to customers in the Territory, but may continue to sell Products outside the Territory and fulfill its outstanding purchase orders in the Territory as of the date hereof. Subject to Vasomedical's full, faithful and prompt performance of Vasomedical's duties and obligations hereunder, the rights regarding distribution of Products by Vasomedical to customers granted hereby shall be exclusive in the Territory during the Term. Notwithstanding the foregoing, Vasomedical acknowledges that there are legal and practical restrictions on Living Data's ability to prevent the resale of Products into the Territory by Living Data's customers outside of the Territory. Accordingly, Living Data shall not be liable to Vasomedical for any commission, compensation or other payment or for any damage or loss suffered by Vasomedical whatever arising out of, or in connection with, any sales or shipments of Products by any distributor, jobber, retailer or other party to a Person in the Territory unless such sales or shipments shall have been expressly and knowingly authorized by Living Data. Notwithstanding anything to the contrary in this Section 3.2(a), Living Data shall not be liable to Vasomedical for any sales or shipments of any existing inventory of Products by Living Data in the Territory as of the date of this Agreement and the continued sales and distribution of such inventory subject to subsection (b) of this Section 3.2. Living Data shall, within 30 Business Days after commencement of the Term, furnish Vasomedical with a listing of existing inventory.

     (b) Because as provided in Section 4.1(d) hereof Vasomedical, in collaboration with Living Data, shall be developing a marketing plan for the Living Data Products during the three months following the commencement of the Term, Living Data may continue to sell and distribute Living Data Products in the Territory during such three-month period. Thereafter, Living Data shall have the right, but not the obligation, to turn over to Vasomedical on a consignment basis for distribution its remaining inventory of Products in the Territory at the sales price per unit provided in the Supplier Agreement. Notwithstanding the foregoing, nothing herein shall prevent Living Data from maintaining an inventory of Products for sale and distribution outside the Territory.

     4. Marketing of the Products.

     4.1 Annual Marketing Plan. (a) Before the start of each Contract Year, commencing with the Contract Year commencing on June 1, 2008, Vasomedical shall develop an annual marketing plan (the "Annual Marketing Plan") in the format provided by Living Data for each Contract Year. Such format shall be submitted to Vasomedical for its approval in the exercise of its commercially reasonable judgment. Each Annual Marketing Plan shall set forth the sales and other marketing objectives for the Contract Year covered thereby, and without limiting the generality of the foregoing, each such Plan shall include an annual purchase forecast (the "Forecast") setting forth (by product code and unit) each Product that Vasomedical anticipates purchasing during that year and levels of inventory to be maintained by Vasomedical. The Forecast shall be updated by Vasomedical, not later than 90 days prior to the beginning of each Quarter-Annual Period, to set forth Vasomedical's then anticipated Product purchases for each of the immediately succeeding four Quarter-Annual Periods. In addition, the Annual Marketing Plan shall set forth a full and complete description of proposed promotional expenditures and formats for the subject Contract Year including Vasomedical's "Advertising and Promotional Plan" for such Contract Year showing, to the maximum extent feasible, the locations, dates and times of all proposed promotional events and the amounts that shall be expended therefor during such Contract Year.

     (b) Living Data shall review each proposed Annual Marketing Plan submitted to it pursuant to subsection (a) of this Section 4.1 and shall advise Vasomedical of such changes and revisions as Living Data shall deem appropriate, in the exercise of its commercially reasonable judgment. Vasomedical shall thereafter in good faith review the proposed Annual Marketing Plan, and shall furnish to Living Data the revised (final) Annual Marketing Plan not later than four weeks after Living Data advises Vasomedical of such requested changes and revisions. Where the parties cannot come to agreement on the final Annual Marketing Plan, such disagreement shall be resolved pursuant to the Conciliation Procedure set forth in Section 10.5 hereof.

     (c) If there shall be any inconsistencies between any provisions contained in any Annual Marketing Plan and the provisions of this Agreement, the provisions of this Agreement shall control unless otherwise explicitly agreed in writing by the parties hereto.

     (d) Notwithstanding anything to the contrary in this Section 4.1, Vasomedical, in collaboration with Living Data, shall develop, during the three months following commencement of the Term, a marketing plan for Living Data Products for the remainder of the Contract Year ending May 31, 2008. Vasomedical shall include in such marketing plan a Forecast as to projected sales of Vasomedical Products during such period.

     4.2 Vasomedical's Duties. In furtherance of the duties and obligations of Vasomedical under this Agreement, during the Term, Vasomedical shall use its commercial reasonable efforts to (i) promote diligently the sale and distribution of Products to customers, (ii) meet and satisfy timely and fully all obligations of Vasomedical under this Agreement and under each Annual Marketing Plan, and (iii) provide customers with satisfactory services, including prompt delivery. Without limiting the generality of the foregoing:

     (a) Vasomedical shall furnish Living Data with the following (and with such other information or forms as Living Data may reasonably request from time to time):

     (i) not later than 45 days after the end of each Quarter-Annual Period, detailed quarterly reports setting forth Net Sales to customers, setting forth for each customer, gross sales by Product, or Vasomedical Product, gross sales, returns, discounts, allowances and customer service expenses;

     (ii) not later than 45 days after the end of each Quarter-Annual Period, quarterly reports setting forth (by product code and unit) the Products and Vasomedical Products held in inventory by Vasomedical as of the end of such Quarter-Annual Period; and

     (iii) not later than 45 days after each May 31 and November 30, a detailed report setting forth advertising, demonstration and promotional expenditures for the prior six months.

     (b)  Vasomedical,  at  its  sole  expense,  shall  comply  with  all  laws, ordinances, rules, and regulations (including, without limitation, those pertaining to health, sanitation, fair trade or consumer protection, but excluding those related to the manufacture of the Products and the Vasomedical Products, including manufacturing licenses thereof and manufacturing warranties related thereto, which compliance shall be that of Living Data), obtain all licenses and permits required by, and pay all taxes, fees, charges, and assessments imposed or enacted by, any governmental authority solely regarding the sale of the Products and the Vasomedical Products and not the manufacture thereof, and shall not take any action which will cause Living Data or Vasomedical to be in violation of any law of any jurisdiction in which Vasomedical distributes the Products and the Vasomedical Products. For purposes of clarification, all obligations related to compliance with FDA manufacturing regulations (including, without limitation, cGMP satisfaction) and CE manufacturing standards are manufacturing obligations for the Products and the Vasomedical Products.

     (c) All advertising and promotional materials will be provided to Living Data, sufficiently in advance of publication to allow for Living Data's approval. Such approval must be in writing and shall, insofar as it relates to Products, be given in Living Data's sole discretion. Vasomedical shall provide to Living Data, 30 days after the end of each Contract Year, copies of all ads used in, and a report of advertising and promotion expenditures to the extent not expended during, such Contract Year.

     4.3 Books and Records. Throughout the Term and for one year thereafter, Vasomedical shall provide to Living Data and its representatives, upon reasonable notice, for its review (hereby authorizing Living Data and its representatives to make copies and extracts therefrom) all of its books and records of account, invoices, statements, agreements, correspondence and other data relative to this Agreement, reasonably requested by Living Data respecting the quarterly reports, the marketing of Products and other obligations of Vasomedical under this Agreement and under each Annual Marketing Plan.

     4.4 Access. Vasomedical shall make available to representatives of Living Data access during normal business hours to its warehouses, upon reasonable notice, for their inspection no more than twice in any 12-month period.

     4.5 Living Data Advertising. Vasomedical acknowledges that Living Data or its Affiliates may conduct local, national and/or international advertising campaigns with respect to the Products, and Vasomedical shall have the unrestricted right to utilize such advertising or promotion materials of Living Data or any of its Affiliates solely for the purposes of satisfying the goals of the Annual Marketing Plan.

     4.6 Warranty by Living Data. Living Data shall provide, pursuant to a written policy, a full 12-month warranty on parts, commencing with acceptance of installation of a unit at an end-user.

     5. Intellectual Property. Living Data markets its ECP systems under its registered trademark "AngioNew" (the "Mark.")

     5.1 Acknowledgement of Rights. Vasomedical acknowledges that the Mark has acquired a valuable secondary meaning and goodwill in the minds of the trade and the public and those goods, including Products, bearing the Mark have acquired a reputation for high quality and style. Vasomedical acknowledges that it is not the owner of any right, title or interest in and to the Mark in any form or embodiment thereof, and it is not the owner of the goodwill attached to the Mark in connection with the business and goods in relation to which the same has been and may in the future be used and shall not acquire any such right, title or interest in the Mark except as provided in Section 5.2 hereof.

     5.2 Licenses. Living Data hereby grants to Vasomedical a non-exclusive license during the Term to use the Mark in its advertising material for marketing the Products in the Territory (the "Advertising Materials"). The grants of these non-exclusive licenses are on the condition that the Mark is identified as that of the owner and subject to the other terms and conditions set forth in this Article 5 and in Section 9.3 hereof. Any use of a Mark shall require the prior written approval of the owner of that Mark.


     5.3 Compliance. Vasomedical shall comply with all notice requirements of any law or regulation applicable or reasonably necessary in connection with its activities hereunder for the protection of the Mark in connection with Products. Sales by Vasomedical of Products shall be deemed for the purposes of the acquisition of the trademark rights and the purposes of trademark registration to have been made by and for the benefit of Living Data as the owner of the Mark. Vasomedical will not, at any time, do any act or thing which may, in any way, impair the rights of Living Data in and to the Mark of the other party or which may affect the validity of the Mark of the other party or which may depreciate the value of the Mark of the other party or its prestige and good will.

     5.4 No Registration Right. Vasomedical acknowledges that it may not acquire a registration or file and prosecute a trademark application or applications to register the Mark for any items or services, including Products, anywhere in the world.

     5.5 Assignment. (a) To the extent any rights in and to the Mark are deemed to accrue to Vasomedical pursuant to this Agreement or otherwise, Vasomedical hereby assigns any and all such rights, at such time as they may be deemed to accrue to Living Data. Vasomedical shall execute any and all documents and instruments required by the owner of the Mark which the owner may deem necessary, proper or appropriate to accomplish or confirm the foregoing. Any such assignment, transfer or conveyance shall be without consideration other than the mutual agreements contained herein. Upon expiration or termination of this Agreement for any reason whatsoever, Vasomedical will forthwith execute and file any and all documents requested by Living Data terminating any and all trademark registrations, registered user agreements, if any, and other documents regarding the Mark.

     (b) All right, title and interest to any intellectual property associated with any Product or Advertising Materials (including, without limitation, all artwork, designs, prototypes, packaging and promotion materials and any other trademarks, designs, patents and copyrights) shall vest in Living Data upon submission of same by Vasomedical to Living Data in accordance with the provisions of this Agreement and shall entitle Living Data to the ownership and use of such intellectual property in any manner Living Data may deem beneficial anywhere in the world in perpetuity. In furtherance thereof, Vasomedical agrees and acknowledges that all trademarks, designs, patents, copyrights and all other intellectual property (the "Property") created by or for Vasomedical and utilized in conjunction with the Products and/or Advertising Materials, whether or not created by Vasomedical or any third party during the Term, are and shall remain the property of Living Data notwithstanding the expiration or termination of this Agreement and Living Data shall have the unrestricted right to utilize the Property in any manner that it deems appropriate

     (c) In furtherance of the provisions set forth in Section 5.5(b), Vasomedical hereby assigns and transfers to Living Data all of its right, title and interest, including, without limitation, ownership of all rights under any trademarks, copyrights, trade dress, patents and/or design patents created for or associated in any way with the Products and Advertising Materials, and any copyright in and to all advertisements of any kind, including without limitation, television or radio commercials, labels, packaging, promotion pieces or any other Advertising Material produced or created hereafter by or for the Living Data which may related to the Products or which may bear or contain the Mark. The effective date of such transfer and assignment shall be the date on which the Advertising Materials were created. To the extent that rights in any of such Advertising Materials produced for Vasomedical may be in third persons, Vasomedical will obtain and deliver to Living Data assignments of said rights from said third persons to Living Data effective as of the date of creation of such Advertising Materials in order that such rights in such Advertising Materials will fully vest in Living Data. If Vasomedical will fail or refuse to sign any such documents which may be required pursuant to this Agreement (including without limitation any assignments of copyrights), then Living Data will be entitled to sign such documents for and on behalf of Vasomedical and, for this purpose, Vasomedical hereby irrevocably appoints Living Data its attorney-in-fact with power of substitution to sign all such documents as may be required. This power-of-attorney is coupled with an interest and is irrevocable.

     5.6 No Challenge or Contest. Vasomedical agrees never (a) to challenge the validity or ownership of the Mark or any application for registration thereof, or any trademark registrations thereof in any jurisdiction, nor (b) to contest the fact that any party's rights under this Agreement are solely those provided for herein, and terminate upon termination or expiration of this Agreement.

     5.7 Limit on Use. Vasomedical shall not use the Mark as part of a corporate or business name or as a service mark and shall not use the Mark in any form without the owner's prior written consent.

     5.8 Survival of Provisions. The provisions of this Article 5 shall survive the termination or expiration of this Agreement.

     6. Term and Termination.

     6.1 Term. The term of this Agreement (the "Term") shall commence on June 21, 2007 and will continue, subject to the termination provisions set forth in this Article 6, for an initial term ending May 31, 2012, provided that this Agreement will automatically renew for additional one-year periods unless either party give written notice to the other not to extend the Term not less than 90 days prior to the then next upcoming expiration date.

     6.2 Termination by Living Data. This Agreement may be terminated immediately upon notice from Living Data if: (a) Vasomedical is unable to pay its debts as and when the same becomes due, (b) Vasomedical files a petition in bankruptcy, or a petition is filed against Vasomedical and is not removed in 60 days, (c) Vasomedical makes an assignment for the benefit of Vasomedical's creditors, (d) Vasomedical makes any extraordinary arrangement with its creditors, (e) Vasomedical is subject to the appointment of a receiver for Vasomedical which is not cured in 60 days, (f) Vasomedical fails to perform any of its material covenants hereunder after 30 days' prior written notice to cure and Vasomedical does not in fact cure within such 30-day period, (g) Products are resold directly by Vasomedical or an Affiliate outside the Territory and Vasomedical has had 30 days to correct the situation and has failed to do so,
(h) Vasomedical is convicted of any crime in any jurisdiction which materially and adversely reflects on Living Data, or (i) any of the reports or forms which Vasomedical submits to Living Data are found to be materially false or fraudulent. Notwithstanding anything in subsection (f) of this Section 6.2 to the contrary, after the initial Contract Year, if Vasomedical's failure to perform is its failure to market Products in an amount at least equal to the minimum amount projected in the Annual Marketing Plan (or such standard as may then be in effect) and such failure is not a result of the failure of Living Data to provide Products on a timely basis pursuant to the Supplier Agreement, after notice from Living Data to such effect, Living Data shall have the right at the end of the second quarter to render Vasomedical's distribution rights non-exclusive within the Territory and shall have the right to grant other Persons (including Living Data) the right to distribute Products in the Territory and may not terminate this Agreement until such failure has continued for at least four successive Quarter-Annual Periods. In no event may Vasomedical manufacture, or cause to be manufactured by a Person other than Living Data, any Product.

     6.3 Termination by Vasomedical. This Agreement may be terminated immediately upon notice from Vasomedical if: (a) Living Data is unable to pay its debts as and when the same becomes due, (b) Living Data files a petition in bankruptcy, or a petition is filed against Living Data and is not removed in 60 days, (c) Living Data makes an assignment for the benefit of Living Data's creditors, (d) Living Data makes any extraordinary arrangement with its creditors, (e) Living Data is subject to the appointment of a receiver for Living Data which is not cured in 60 days, (f) Living Data fails to perform any of its material covenants hereunder after 30 days' prior written notice to cure and Living Data does not in fact cure within such 30-day period, and (g) Living Data is convicted of any crime in any jurisdiction which materially and adversely reflects on Vasomedical

     6.4 No Further Use. Vasomedical acknowledges that any use of the Mark or the Advertising Materials after the date that termination is effective shall constitute an infringement of the intellectual property rights of Living Data. Upon the expiration or termination of this Agreement, Vasomedical shall return to Living Data, at Vasomedical's cost, all of Living Data's Confidential Information (as defined in Section 9.2), Products and Advertising Materials in its possession and Vasomedical shall certify to Living Data that it has not retained or made copies of any of the foregoing. If instructed to do so in writing by Living Data, Vasomedical shall destroy the Advertising Materials and Living Data's Confidential Information in its possession and be required to deliver a certificate to Living Data evidencing such destruction. Upon the expiration or termination of this Agreement, Living Data shall return to Vasomedical, at Living Data's cost, all of Vasomedical's Confidential Information in its possession and Living Data shall certify to Vasomedical that it has not retained or made copies of any of the foregoing. If instructed to do so in writing by Vasomedical, Living Data shall destroy the Vasomedical's Confidential Information in its possession and be required to deliver a certificate to Vasomedical evidencing such destruction.

     7. Representations and Warranties.

     7.1 Living Data represents and warrants to Vasomedical, as of the date hereof, as follows, in each case subject to the exceptions set forth in the disclosure statement delivered by Living Data to Vasomedical prior to the execution of this Agreement (the "Living Data Disclosure Statement"). The Living Data Disclosure Statement is arranged in Schedules corresponding to the numbered and lettered subsections of this Section 7.1, and the disclosure in any Schedule of the Living Data Disclosure Statement shall qualify only the corresponding subsection of this Section 7.1.

     (a) Organization. Living Data is a corporation duly organized, validly existing and in good standing under the laws of the State of New York and has all requisite corporate power and authority to own, lease and operate its properties and assets in the manner in which such properties and assets are now owned, leased and operated and to carry on the business in which it is now engaged.

     (b) Good Standing. Living Data is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its owned or leased properties or the nature of its activities makes such qualification necessary, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Living Data Material Adverse Effect (as defined in subsection
(e)(ii) of this Section 7.1).

     (c) Validity. Living Data has full corporate power and authority to execute and deliver this Agreement and all of the other agreements and documents referred to herein, executed in connection herewith or contemplated hereby to which Living Data is or will be a party and to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement constitutes the valid and binding obligation of Living Data, enforceable in accordance with its terms, subject to bankruptcy, insolvency or other laws affecting creditors' rights generally and general principles of equity affecting remedies. The execution and delivery of this Agreement by Living Data and the consummation of the transactions contemplated hereby have been duly authorized by the board of directors of Living Data and such execution and delivery of this Agreement and the consummation of the transactions contemplated hereby do not and will not require the consent, approval or authorization of any other Person, including, without limitation, its shareholders or any public authority or self-regulatory authority.

     (d) No Conflict. The execution and delivery of this Agreement by Living Data and the performance of its obligations hereunder (a) are not in violation or breach of, and will not conflict with, or constitute a default under, any of the terms of the Living Data certificate of incorporation or the Living Data bylaws, or any note, debt instrument, security agreement, deed of trust or mortgage or any other contract, agreement or commitment binding upon Living Data or any of its assets or properties, (b) will not result in the creation or imposition of any lien, security interest, encumbrance, equity or restriction in favor of any third party upon any of the assets or properties of Living Data, and (c) will not conflict with or violate any applicable law, regulation, judgment, order or decree of any government, governmental instrumentality, self-regulatory authority or court having jurisdiction over Living Data or any of its assets or properties.

     (e) Absence of Certain Changes or Events Since December 31, 2006. Since December 31, 2006:

     (i) Living Data has not sustained any damage, destruction or loss (including, without limitation, by reason of revocation of license or right to do business, total or partial termination, suspension, default or modification of contracts, governmental or self-regulatory restriction, regulation, investigation or inquiry).

     (ii) No Living Data Material Adverse Effect (as defined herein) has occurred. For purposes of this Agreement, "Living Data Material Adverse Effect" shall mean any change or effect that is, or could reasonably be expected to be, materially adverse to the business, operations, assets and liabilities (taken together as a whole), capitalization, results of operations or condition (financial or otherwise) of Living Data, other than any change or effect (i) relating to the economy in general or (ii) relating to the industry in which Living Data operates in general and not specifically relating to Living Data.

     (iii) Living Data has no agreement, arrangement or understanding with respect to any of the foregoing.

     (f) Environmental.

     (i) No Hazardous Materials (as hereinafter defined) have been used, stored or otherwise handled in any manner by Living Data or any Affiliate on, under, in, from or affecting any of the real property owned or leased by Living Data during the past five years (the "Living Data Property"), other than in compliance with Environmental Laws (as hereinafter defined). To Living Data's knowledge, no prior or current owner or occupant of the Living Data Property has used Hazardous Materials on, under, in, from or affecting the Living Data Property.

     (ii) No Hazardous Materials have at any time been released into, stored or deposited by Living Data or any Affiliate within or on the Living Data Property, by Living Data or any Affiliate into any water systems on or below the surface of the Living Data Property, or by Living Data or any Affiliate directly or indirectly onto any property or water system adjoining, adjacent to or abutting the Living Data Property, or have been used by Living Data or any Affiliate in the construction of any improvements located on or about the Living Data Property.

     (iii) Neither Living Data nor any Affiliate has received any notice of any violations (nor is any of them aware of any existing violations) of any applicable laws or regulations governing the use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of Hazardous Materials on, under, in, from or affecting the Living Data Property and there are not any legal actions or proceedings commenced or, to Living Data's knowledge, threatened by any Person with respect to any such violations.

     (iv) The Living Data Property is currently being, and has in the past been, operated by Living Data in accordance with, and in compliance with, all applicable Environmental Laws.

     (v) For purposes of this Agreement (A) "Hazardous Materials" means any hazardous materials, hazardous wastes, hazardous constituents, hazardous or toxic substances or petroleum products (including gasoline, crude oil or any fraction thereof), defined or regulated as such in or under any Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls and urea formaldehyde insulation, and (B) "Environmental Laws" are any and all federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any governmental authority or other requirements of law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment.

     (g) Proprietary Rights. Schedule 7.1(g) of the Living Data Disclosure Statement contains a full and complete list of all material Proprietary Rights (as herein defined) owned, possessed or used by Living Data. The operations of Living Data do not now conflict with or infringe, and have not in the past conflicted with or infringed, any Proprietary Rights owned, possessed or used by any third party. There are no third parties whose operations conflict with or infringe, nor has anyone asserted that such operations conflict with or infringe, any Proprietary Rights owned, possessed or used by Living Data. For purposes of this Agreement, "Proprietary Rights" means trademarks, trade names, service marks, copyrights and patents, or applications therefor, or other intellectual property.

     (h) Litigation. There is no claim, dispute, action, proceeding, suit or appeal or investigation or inquiry, at law or in equity, involving Living Data, or any of its officers and directors (in their capacities as such) before any court, agency, authority, self-regulatory authority, arbitration panel or other tribunal, which, if decided adversely to Living Data, would have a Living Data Material Adverse Effect, and, to the knowledge of Living Data, none has been threatened or is in prospect against Living Data or its officers and directors (in their capacity as such). To the knowledge of Living Data, there are no facts which, if known to shareholders, customers, governmental authorities, self-regulatory authorities, regulators, bondholders or other investors or other persons, would form the basis of any such claim, dispute, action, proceeding, suit, appeal, investigation or inquiry, and Living Data is not subject to any order, writ, injunction or decree of any court, agency, authority, arbitration panel or other tribunal.

     (i) Brokers or Finders. Living Data has not incurred, and will not incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or the transactions contemplated hereby.

     (j) Foreign Corrupt Practices Act. Neither Living Data nor any Affiliate and none of Living Data's officers or directors, or, to Living Data's knowledge, any employees, agents, distributors or representatives acting on behalf of Living Data or any Affiliate, has paid, given or received, or has offered or promised to pay, give or receive, any bribe or other unlawful payment of money or other thing of value, any unlawful discount, or any other unlawful inducement, to or from any Person (including any government entity) in the United States or elsewhere in connection with or in furtherance of the business of Living Data (including, without limitation, any unlawful offer, payment or promise to pay money or other thing of value (i) to any foreign official, political party (or official thereof) or candidate for political office for the purposes of influencing any act, decision or omission in order to assist Living Data in obtaining business for or with, or directing business to, any Person, or

(ii) to any Person, while knowing that all or a portion of such money or other thing of value will be offered, given or promised unlawfully to any such official or party for such purposes). The business of Living Data is and was not in any manner dependent upon the making or receipt of such payments, discounts or other inducements. Neither Living Data nor any Affiliate has otherwise taken any action that could cause Living Data to be in violation of the Foreign Corrupt Practices Act of 1977, as amended, the regulations thereunder, or any applicable law or regulation of similar effect.

     (k) Disclosure of Material Facts. Living Data has disclosed to Vasomedical all material facts relating to the operations of Living Data as to which Vasomedical has made inquiry. The representations and warranties contained in this Section 7.1 and in the Living Data Disclosure Statement, and any other documents or information furnished to Vasomedical by or on behalf of Living Data in connection with this Agreement do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements contained herein or therein not misleading.


     7.2 Vasomedical represents and warrants to Living Data, as of the date hereof, as follows, in each case subject to the exceptions set forth in the disclosure statement delivered by Vasomedical to Living Data prior to the execution of this Agreement (the "Vasomedical Disclosure Statement"). The Vasomedical Disclosure Statement is arranged in Schedules corresponding to the numbered and lettered subsections of this Section 7.2, and the disclosure in any Schedule of the Vasomedical Disclosure Statement shall qualify only the corresponding subsection of this Section 7.2.

     (a) Organization. Vasomedical is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and assets in the manner in which such properties and assets are now owned, leased and operated and to carry on the business in which it is now engaged.

     (b) Subsidiaries. Vasomedical does not own any equity interest, directly or indirectly, in any corporation, partnership, limited liability company, joint venture, firm or other entity other than in its subsidiaries listed in Schedule 7.2(b) of the Vasomedical Disclosure Statement (herein collectively referred to as the "Vasomedical Subsidiaries" and individually as a "Vasomedical Subsidiary"). Each Vasomedical Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the state or other jurisdiction in which it was incorporated and has all requisite corporate power and authority to own, lease and operate its properties and assets in the manner in which such properties and assets are now owned, leased and operated and to carry on the business in which it is now engaged.. Each Vasomedical Subsidiary is wholly-owned by Vasomedical except as set forth in Schedule 7.2(b) of the Vasomedical Disclosure Statement.

     (c) Good Standing. Each of Vasomedical and the Vasomedical Subsidiaries is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its owned or leased properties or the nature of its activities makes such qualification necessary, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Vasomedical Material Adverse Effect (as defined in subsection (j)(ii) of this Section 7.2).

     (d) Validity. Vasomedical has full corporate power and authority to execute and deliver this Agreement and all of the other agreements and documents referred to herein, executed in connection herewith or contemplated hereby to which Vasomedical is or will be a party and to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement constitutes the valid and binding obligation of Vasomedical enforceable in accordance with its terms, subject to bankruptcy, insolvency or other laws affecting creditors' rights generally and general principles of equity affecting remedies. The execution and delivery of this Agreement by Vasomedical and the consummation of the transactions contemplated hereby have been duly authorized by the board of directors of Vasomedical and such execution and delivery of this Agreement and the consummation of the transactions contemplated hereby do not and will not require the consent, approval or authorization of any other Person, including, without limitation, its stockholders or any public authority or self-regulatory authority, except with respect to the offer and issuance of the Shares as to which Vasomedical will take such action on a timely basis as is necessary to secure an exemption under the Securities Act and the New York State Martin Act and to file such reports as are required by the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     (e) No Conflict. The execution and delivery of this Agreement by Vasomedical and the performance of its obligations hereunder (a) are not in violation or breach of, and will not conflict with, or constitute a default under, any of the terms of the Vasomedical certificate of incorporation or the Vasomedical bylaws, or any note, debt instrument, security agreement, deed of trust or mortgage or any other contract, agreement or commitment binding upon Vasomedical or any Vasomedical Subsidiary or any of their assets or properties,
(b) will not result in the creation or imposition of any lien, security interest, encumbrance, equity or restriction in favor of any third party upon any of the assets or properties of Vasomedical or any Vasomedical Subsidiary, and (c) will not conflict with or violate any applicable law, regulation, judgment, order or decree of any government, governmental instrumentality, self-regulatory authority or court having jurisdiction over Vasomedical or any Vasomedical Subsidiary or any of their assets or properties.

     (f) Capitalization. Vasomedical's authorized capital stock consists of (a) 110,000,000 shares of the Common Stock, of which 65,198,592 shares are currently issued and outstanding, and 1,000,000 shares of Preferred Stock, $.001 par value, of which no shares are currently issued and outstanding. All of the issued and outstanding shares of the Common Stock have been duly authorized, validly issued and fully paid, are nonassesable and are free of any preemptive or similar rights.

     (g) Obligations with respect to Capital Stock. Vasomedical has no commitment or obligation to issue, deliver or sell, under any offer, subscription, stock option agreement, stock bonus agreement, stock purchase plan, incentive compensation plan, warrant, call, conversion right otherwise, any shares of its capital stock or other securities, except as contemplated under this Agreement, under the Securities Purchase Agreement or as disclosed in
Schedule 8.2(g) of the Vasomedical Disclosure Statement. There are no stockholder agreements, voting agreements, voting trusts or other similar arrangements which may have the effect or restricting or limiting the transfer, voting or other rights associated with the capital stock of Vasomedical.

     (h) Financial Statements. Each of the financial statements (including, in each case, any related notes thereto) (the "Vasomedical Financial Statements") contained in the Vasomedical SEC Reports (as defined in subsection (k) of this Section 7.2 hereof) filed by Vasomedical with the Securities and Exchange Commission (the "SEC") (i) was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, as may be permitted by the SEC on Form 10-Q under the Securities Exchange Act; and
(u) fairly presented the consolidated financial position of Vasomedical as at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, consistent with the books and records of the Vasomedical and the Vasomedical Subsidiaries, except that the unaudited statements were or are subject to normal and recurring year-end adjustments which were not, or are not expected to be, material in amount.

     (i) No Undisclosed Liabilities. Neither Vasomedical nor any Vasomedical Subsidiary has any liabilities (absolute, accrued, contingent or otherwise) other than liabilities or obligations (a) included in the Vasomedical Financial Statements, (b) incurred since February 28, 2007 in the ordinary course of business consistent with past practice, which, individually or in the aggregate, would not reasonably be expected to have a Vasomedical Material Adverse Effect,
(c) under this Agreement, or (d) as disclosed in Schedule 7.2(i) of the Vasomedical Disclosure Statement, which, individually or in the aggregate, would not reasonably be expected to have a Vasomedical Material Adverse Effect.

     (j) Absence of Certain Changes or Events Since February 28, 2007. Since February 28, 2007:

     (i) Neither Vasomedical nor any Vasomedical Subsidiary has sustained any damage, destruction or loss (including, without limitation, by reason of revocation of license or right to do business, total or partial termination, suspension, default or modification of contracts, governmental or self-regulatory restriction, regulation, investigation or inquiry).

     (ii) No Vasomedical Material Adverse Effect (as defined herein) has occurred. For purposes of this Agreement, "Vasomedical Material Adverse Effect" shall mean any change or effect that is, or could reasonably be expected to be, materially adverse to the assets and liabilities (taken together as a whole), capitalization or condition (financial or otherwise) of Vasomedical and the Vasomedical Subsidiaries, taken as a whole, other than any change or effect (i) relating to the economy in general or (ii) relating to the industry in which Vasomedical and the Vasomedical Subsidiaries operate in general and not specifically to Vasomedical or any Vasomedical Subsidiary.

     (iii) Vasomedical has not purchased, redeemed or otherwise acquired or committed itself to acquire, directly or indirectly, any shares of the capital stock of Vasomedical.

     (iv) Neither Vasomedical nor any Vasomedical Subsidiary has mortgaged, pledged or otherwise encumbered or subjected to lien any Vasomedical or Vasomedical Subsidiary assets or properties, tangible or intangible, except for liens for current taxes which are not yet due and payable and other liens arising out of the ordinary course of business.

     (v) Vasomedical has not made any change in accounting methods or principles used for financial reporting purpose, except as required by a change in GAAP or pursuant to changes in, or additions to, FASB or SEC pronouncements and concurred with by its independent registered public accounting firm.

     (vi) Neither Vasomedical nor any Vasomedical Subsidiary has any agreement, arrangement or understanding with respect to any of the foregoing.

     (k) SEC Filings. Vasomedical has filed with the SEC all forms, reports, registration statements and documents required to be filed by it with the SEC under the Exchange Act after January 1, 2006 (collectively, all such forms, reports, registration statements and documents so filed are referred to in this Agreement as the "Vasomedical SEC Reports"). All of the Vasomedical SEC Reports were timely filed and complied as to form, when filed (if amended or superseded by filing prior to the date of this Agreement, then on the date of such amended or superseding filing), in all material respects with the applicable provisions of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act of 2002, as the case may be. The Vasomedical SEC Reports (including all exhibits and schedules thereto and documents incorporated by reference therein) did not, at the time they were filed (or, if amended or superseded by filing prior the date of this Agreement, then on the date of such amended or superseding filing), contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. To the knowledge of Vasomedical, except as disclosed in the Vasomedical SEC Reports, each of Vasomedical officers and directors has complied with all filing requirements under Section 16(a) of the Exchange Act.

     (l) Environmental.

     (i) No Hazardous Materials have been used, stored or otherwise handled in any manner by Vasomedical or any Vasomedical Subsidiary on, under, in, from or affecting any of the real property owned or leased by Vasomedical or any Vasomedical Subsidiary during the past five years (the "Vasomedical Property"), other than in compliance with Environmental Laws. To Vasomedical's knowledge, no prior or current owner or occupant of the Vasomedical Property has used Hazardous Materials on, under, in, from or affecting the Vasomedical Property.

     (ii) No Hazardous Materials have at any time been released into, stored or deposited by Vasomedical or any Vasomedical Subsidiary within or on the Vasomedical Property, by Vasomedical or any Vasomedical Subsidiary into any water systems on or below the surface of the Vasomedical Property, or any

Vasomedical Subsidiary directly or indirectly onto any property or water system adjoining, adjacent to or abutting the Vasomedical Property, or have been used by Vasomedical or any Vasomedical Subsidiary in the construction of any improvements located on or about the Vasomedical Property.

     (iii) Neither Vasomedical nor any Vasomedical Subsidiary nor any Affiliate of either has received any notice of any violations (nor is any of them aware of any existing violations) of any applicable laws or regulations governing the use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of Hazardous Materials on, under, in, from or affecting the Vasomedical Property and there are not any legal actions or proceedings commenced or, to Vasomedical's knowledge, threatened by any Person with respect to any such violations.

     (iv) The Vasomedical Property is currently being, and has in the past been, operated by Vasomedical and the Vasomedical Subsidiaries in accordance with, and in compliance with, all applicable Environmental Laws.

     (m) Licenses and Permits. Each of Vasomedical and the Vasomedical Subsidiaries had obtained, and is in compliance with, all necessary licenses, permits, consents, approvals, orders, certificates, authorizations, declarations and filings required by all federal, state, local and other governmental, self-regulatory or regulatory bodies and all courts and other tribunals for the conduct of the business and operations of Vasomedical and the Vasomedical Subsidiaries as now conducted or as conducted in the past, except where the failure to obtain or comply would not have Vasomedical Material Adverse Effect.

     (n) Compliance with Law. The businesses of Vasomedical and the Vasomedical Subsidiaries at all times have been conducted in all material respects in accordance with all applicable laws, rules, regulations, orders and other requirements of governmental and self-regulatory authorities, including, without limitation, ERISA, all Environmental Laws, all laws, regulations and orders relating to antitrust or trade regulation, employment practices and procedures, the health and safety of employees and consumer credit. Neither Vasomedical nor any Vasomedical Subsidiary nor any Affiliate of either has received any notice of alleged violations of any laws, rules, regulations, orders or other requirements of governmental or self-regulatory authorities.

     (o) Litigation. There is no claim, dispute, action, proceeding, suit or appeal or investigation or inquiry, at law or in equity, involving Vasomedical or any Vasomedical Subsidiary, or any of their officers and directors (in their capacities as such) before any court, agency, authority, self-regulatory authority, arbitration panel or other tribunal that would require disclosure pursuant to Item 103 of the SEC's Regulation S-K and, to the knowledge of Vasomedical, none has been threatened or is in prospect against Vasomedical or any Vasomedical Subsidiary or their officers and directors (in their capacities as such). To the knowledge of Vasomedical, there are no facts which, if known to stockholders, customers, governmental authorities, self-regulatory authorities, regulators, bondholders or other investors or other persons, would form the basis of any such claim, dispute, action, proceeding, suit, appeal, investigation or inquiry. Neither Vasomedical nor any Vasomedical Subsidiary is subject to any order, writ, injunction or decree of any court, agency, authority, arbitration panel or other tribunal.

     (p) Brokers or Finders. Neither Vasomedical nor any Affiliates has incurred, nor will either of Vasomedical or any Affiliate incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or the transactions contemplated hereby other than to Life Science Group, Inc., which obligation to Life Science Group, Inc. shall be paid by Vasomedical.

     (q) Foreign Corrupt Practices Act. Neither Vasomedical nor any Affilaite and none of Vasomedical's or Vasomedical Subsidiaries' officers or directors, or, to Vasomedical's knowledge, any employees, agents, distributors or representatives acting on behalf of Vasomedical or any Vasomedical Subsidiary, has paid, given or received, or has offered or promised to pay, give or receive, any bribe or other unlawful payment of money or other thing of value, any unlawful discount, or any other unlawful inducement, to or from any Person (including any government entity) in the United States or elsewhere in connection with or in furtherance of the business of Vasomedical or any Vasomedical Subsidiary (including, without limitation, any unlawful offer, payment or promise to pay money or other thing of value (i) to any foreign official, political party (or official thereof) or candidate for political office for the purposes of influencing any act, decision or omission in order to assist Vasomedical or the Vasomedical Subsidiaries in obtaining business for or with, or directing business to, any Person, or (ii) to any Person, while knowing that all or a portion of such money or other thing of value will be offered, given or promised unlawfully to any such official or party for such purposes). The business of Vasomedical and the Vasomedical Subsidiaries is and was not in any manner dependent upon the making or receipt of such payments, discounts or other inducements. Neither Vasomedical nor any Affiliate has otherwise taken any action that could cause Vasomedical or any Vasmedical Subsidiary to be in violation of the Foreign Corrupt Practices Act of 1977, as amended, the regulations thereunder, or any applicable law or regulation of similar effect.

     (r) Disclosure of Material Facts. Vasomedical has disclosed to Living Data all material facts relating to the condition (financial or otherwise), business, net worth, assets, properties or operations of Vasomedical and the Vasomedical Subsidiaries as to which Living Data has made inquiry. The representations and warranties contained in this Section 7.2 and in the Vasomedical Disclosure Statement, and any other documents or information furnished to Living Data by or on behalf of Vasomedical in connection with this Agreement do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements contained herein or therein not misleading.

     (s) Diminish the Mark. Neither Vasomedical nor any Affiliate shall at any time do any act or thing that may in any way impair the value of the Mark or the exclusive ownership rights and interests of Living Data therein. Vasomedical will not, by any act or omission, use any Marks in any manner that may tarnish, degrade, disparage or reflect adversely on the Mark or on Living Data, its business or reputation, or the Products. Vasomedical will not, by any act or omission, take any other action which damages Living Data's reputation or which reflects negatively upon Living Data or the Mark or the Products.

     8. Indemnities

     8.1 Living Data's Indemnity. Living Data shall indemnify and hold Vasomedical harmless from and against, and shall defend promptly Vasomedical from, and reimburse Vasomedical for, any and all losses, damages, costs, expenses, liabilities, obligations and claims of any kind (including, without limitation, reasonable attorneys' fees and other costs and expenses) (collectively, "Damages") which Vasomedical may at any time suffer or incur, or become subject to, as a result of, or in connection with,

     (a) any material breach of this Agreement or material inaccuracy of any of the representations and warranties made by Living Data in or pursuant to this Agreement;

     (b) any material failure by Living Data to carry out, perform, satisfy and discharge any of its material covenants, agreements, undertakings, liabilities, or obligations under this Agreement, but excluding any claim based on non-delivery to third parties of Products;

     (c) any claim that the Proprietary Rights of Living Data infringe the Proprietary Rights of a Person (other than Vasomedical or an Affiliate thereof);

     (d) any product liability or warranty claim arising out of a latent defect in the design of any of the Products;

     (e) any claim arising out of an alleged violation of Environmental Laws at the Living Data Property; and

     (f) any other third party claim arising out of Living Data's operation of its business, both before and after the date of this Agreement.

     8.2 Vasomedical's Indemnity. Vasomedical shall indemnify and hold harmless Living Data harmless from and against, and shall defend Living Data from, and reimburse Living Data for, any Damages which Living Data may at any time suffer or incur, or become subject to, as a result of, or in connection with,

     (a) any material breach of this Agreement or material inaccuracy of any of the representations and warranties made by Vasomedical in or pursuant to this Agreement;

     (b) any material failure by Vasomedical or any Vasomedical Subsidiary to carry out, perform, satisfy and discharge any of its material covenants, agreements, undertakings, liabilities, or obligations under this Agreement;

     (c) any claim arising out of an alleged violation of Environmental Laws at the Vasomedical Property; and

     (d) any other third party claim arising out of Vasomedical's operation of its business, both before and after the date of this Agreement.

     8.3 Indemnity Procedure. Living Data or Vasomedical, whichever is applicable (the 'Indemnified Party"), shall promptly notify the other party (the "Indemnifying Party") of any claim, demand, action, or proceeding for which indemnification will be sought under this Article 8 and, if such claim, demand, action, or proceeding is a third party claim, demand, action, or proceeding (a "Proceeding"), the Indemnifying Party shall have the right at its expense to assume the defense thereof using counsel reasonably acceptable to the Indemnified Party. The Indemnified Party shall have the right to participate, at its own expense, with respect to any such Proceeding. In connection with any such proceeding, the Indemnifying Party and the Indemnified Party shall cooperate with each other and provide each other with access to relevant books and records in its possession. Notwithstanding anything in the foregoing to the contrary, an indemnified Party will have the right to retain its own counsel, with the fees and expenses to be paid by the Indemnifying Party, if representation of such Indemnified Party would be inappropriate due to actual or potential conflict of interests between such Indemnified Party and any other party represented by such counsel in such Proceeding. No such Proceeding shall be settled without the prior written consent of both the Indemnified Party and the Indemnifying Party. If a firm written offer is made to settle any Proceeding and the Indemnified Party refuses to consent to such settlement, then: (i) the Indemnifying Party shall be excused from, and the Indemnified Party shall be solely responsible for, all further defense of such Proceeding and (ii) the maximum liability of the Indemnifying Party relating to such Proceeding shall be the amount of the proposed settlement if the amount thereafter recovered from the Indemnified Party on such Proceeding is greater than the amount of the proposed settlement.

     9. Miscellaneous.

     9.1 Independent Contractors. Each of Living Data and Vasomedical is an independent contractor, and shall not hold itself out as, or be deemed to be, an employee, agent or partner of the other party. Its authority shall be limited to the matters expressly set forth in this Agreement. Each shall have no right or power to enter into any agreement or commitment in the name or on behalf of, or otherwise to obligate or bind, the other party, and each shall not hold itself out as having the authority to do so. Neither party to this Agreement shall have any authority to employ any person on behalf of the other and each shall, with respect to all persons employed by it, perform all obligations and discharge all liabilities imposed upon employers under law. This Section 9.1 shall survive any termination or expiration of this Agreement.

     9.2 Confidential Information. "Confidential Information" shall mean all information which is not public knowledge disclosed heretofore or hereafter by either party, including without limitation customer and pricing lists, to the other party (including its attorneys, accountants or other representatives) in connection with its performance under this Agreement shall be kept confidential by such other party, and shall not its used by such other party otherwise than for use as herein contemplated, except to the extent (a) it is or hereafter becomes public knowledge or becomes lawfully obtainable from other sources, including from a third party who is under no obligation of confidentiality to the party disclosing such information or to whom information was released without restriction, or (b) such other party is compelled to disclose such information by judicial or administrative process or, in the opinion of its counsel, by other requirements of law, or (c) such duty as to confidentiality and non-use is waived by the non-disclosing party. The obligations set forth in this Section 9.2 shall survive any termination or expiration of this Agreement. Notwithstanding the foregoing, the parties to this Agreement (and each employee, representative or other agent of the parties) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure provided for therein provided, however, that no party (nor any employee, representative, or other agent thereof) shall disclose any information to the extent that such disclosure could result in a violation of any federal or state securities law.

     9.3 Proprietary Rights. Each of Living Data and Vasomedical acknowledges and recognizes that (i) Living Data solely owns and has exclusive worldwide right, title and interest in and to all Proprietary Rights listed in Schedule 7.1(h) of the Living Data Disclosure Statement and all derivative works and/or modifications thereto and (ii) Vasomedical solely owns and has exclusive worldwide right, title and interest in and to all Proprietary Rights listed in
Schedule 7.2(m) of the Vasomedical Disclosure Statement and all derivative works and/or modifications thereto. Each agrees that it will not challenge the validity or enforceability of any of the Proprietary Rights of the other or any part thereof at any time. In addition, each party will not directly or indirectly apply for or attempt to register for itself or others any of the trademarks, service marks, copyrights or similar protection in any county or area. In the event that either party wishes to obtain additional protection for its Proprietary Rights anywhere in the world, the other party will fully cooperate by providing such documents and information and performing such acts as are reasonably requested by the party seeking the additional protection. This
Section 9.3 shall survive any termination or expiration of the Agreement.

     9.4 No Employee Solicitation. Neither party to this Agreement shall solicit any employee of the other party for employment by it or any Affiliate, nor shall either party induce any employee of the other party to leave such employment.

     9.5 Equitable Remedies. Each of Living Data and Vasomedical recognizes that the other party's remedy at law for any breach of the provisions of Sections 9.1, 9.2, 9.3 and 9.4 of this Agreement will be inadequate and, accordingly, each agrees that in addition to such other rights and remedies that may be available to the other party, in law or in equity, any court of competent jurisdiction may enjoin, without the necessity of requiring proof of actual damages or the posting of any bond or other security, any actual or threatened breach of the provisions of any such Section (whether during or after the Term).

     9.6 Notices. Any notice required or intended to be given by either party hereto to the other, pursuant to this Agreement or any provision of law, shall be in writing and sent by registered or certified mail, postage paid, or delivered by hand or overnight courier and acknowledged, or by telecopier and confirmed by registered or certified mail as follows:

         If to Living Data, to:

                  Living Data Technology Corporation
                  37-14 29th Street
                  Long Island City, NY 11101
                  Attn: Chief Financial Officer
                  Fax: (718) 786-0534

         With a copy to (which shall not constitute notice):
                        -----------------------------------

                  Wachtel & Masyr, LLP
                  110 East 59th Street
                  New York, NY  10022
                  Attn.:  Robert W. Berend, Esq.
                  Fax: (212) 909-9455

         If to Vasomedical, to:

                  Vasomedical, Inc.
                  180 Linden Avenue
                  Westbury, NY  11590
                  Attn.:  Chief Financial Officer
                  Fax: (516) 987-2299

                  With a copy to (which shall not constitute notice):

                  Beckman, Lieberman & Barandes, LLP
                  116 John Street
                  New York, NY  10038
                  Attn.:  David H. Lieberman, Esq.
                  Fax: (212) 608-9687

or to such other address as may be designated by the respective party by notice given to the other in accordance with this Section 9.6. Each notice given pursuant to this Section 9.6 shall be deemed delivered: if mailed, three Business Days after deposit with the United States Post Office; if delivered by hand or telecopier, when delivered; and if sent by a nationally recognized overnight courier, one Business Day after deposit with such courier.

     9.7 Waivers. No waiver by Living Data or Vasomedical of any of the terms, conditions, covenants or agreements of this Agreement, or non-compliance therewith, shall be binding unless in writing and signed by the party to be charged, and no such waiver shall be deemed or taken as a waiver at any time thereafter of the same of any other term, condition, covenant or agreement herein contained, nor of the strict and prompt performance thereof.

     9.8 Assignments. Neither this Agreement nor any right, interest or obligation hereunder shall be assigned by any party hereto without the prior written consent of the other party. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement is not intended to confer any rights upon any person other than the parties to this Agreement.

     9.9 Entire Agreement. This Agreement (including the Disclosure Agreements), the Securities Purchase Agreement, the Warrant of even date herewith, the Registration Rights Agreement of even date herewith and the Supplier Agreement constitutes the entire agreements of the parties hereto with respect to the subject matter hereof. No covenants, representations or warranties other than those contained, incorporated or referred to herein have been made, given or received. No course of dealing should be, or be deemed, a waiver of any term or condition hereof. This Agreement may not be changed, modified or amended except in writing and signed by the parties to be charged.

     9.10 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law. However, if any provision of this Agreement shall be prohibited by or invalid under such law, it shall be deemed modified to conform to the minimum requirements of such law or, if for any reason it is not deemed so modified, it shall be prohibited or invalid only to the extent of such prohibition or invalidity without the remainder thereof or any other such provision being prohibited or invalid.

     9.11 Governing Law. This Agreement shall be construed (both as to validity and performance) and enforced in accordance with, and governed by, the laws of the State of New York applicable to contracts to be performed entirely within that State, without giving effect to the principles of conflicts of law; provided, however, that the due authorization, issuance and enforcement of the terms of the Living Data Shares shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to the principles of conflicts of law. Subject to compliance with the provisions of
Article 10 relating to Dispute Conciliation and Arbitration, the parties hereto irrevocably and unconditionally consent to the exclusive jurisdiction and venue of the federal and state courts located in the State of New York, Counties of New York or Nassau with respect to any action, suit or proceeding arising out of this Agreement or the consummation of the transactions contemplated hereby; provided, however, that no party hereto waives its right to request the removal of such action, suit or proceeding from the state court to a federal court in such jurisdictions. The parties hereto each waives any claim that either such jurisdiction is not a convenient forum for any such action, suit or proceeding and the defense of lack of personal jurisdiction. The parties agree that service of process sent as provided for notices hereunder shall be effective service of process of any action, suit or proceeding against it in any such court. The parties hereto irrevocably waive all right to a trial by jury in any action, suit or proceeding arising out of this Agreement or the consummation of the transactions contemplated hereby.

     9.12 Force Majeure. Neither party shall be liable to the other party for any loss, damage, delay or failure of performance resulting directly or indirectly from any cause beyond its reasonable control, including force majeure, strikes, or the laws, regulations, acts, or failure to act of any governmental authority.

     9.13 Exclusion of Certain Damages. Nothing in this Agreement shall obligate either party for the lost profits, lost revenues or other consequential or special damages of the other party.

     9.14 Counterparts and Facsimile Signatures. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. The parties agree that they may rely on facsimile signatures of either party with respect to this Agreement or any waiver, amendment, supplement or consent relating thereto, with the same as if such signature was an original.

     9.15 Knowledge. For purposes of this Agreement, "knowledge" as of any date that a representation or warranty is given by a party shall mean the actual or constructive knowledge of the management of such party, at the level of vice president or above, and "knows" shall have a correlative meaning.

     9.16 Survival of Representation and Warranties. The representations and warranties of the parties contained in this Agreement shall survive the date hereof and shall terminate and be of no further force or effect as of the third anniversary of the date hereof (the "Expiration Date") and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of either party to this Agreement. Notwithstanding anything in the preceding sentence to the contrary, any representation or warranty in respect if which an indemnity may be sought hereof shall survive the time at which it would otherwise terminate pursuant to the preceding sentence if a claim for indemnification shall have been given to the Indemnifying Party prior to the Expiration Date.

     10. Dispute Conciliation And Arbitration

     10.1 Conciliation. Where specifically provided in this agreement, business disputes arising from this Agreement, shall be the subject of a request for settlement by amicable arrangement through conciliation in accordance with the following.

     (a) The party desiring conciliation ("Requesting Party") shall make a request therefor in writing to the other party ("Recipient"). The request for conciliation shall consist of a statement of the issue from the point of view of the Requesting Party and shall be accompanied by copies of relevant papers and documents.

     (b) Upon receipt of a request for conciliation,  the Recipient, within five
(5) Business Days, shall submit to the Requesting Party a written statement of the issue from their point of view, with copies of relevant papers and documents.

     (c) Within five (5) Business Days of the response to the Requesting Party (the "Convening Date"), the Requesting Party, the Recipient, or their respective designees or attorneys shall convene a Conciliation Committee.

     (i) The Committee shall be composed of three conciliators, one each appointed by the Requesting Party and the Recipient and a Chairman. Unless he is unable to so act, Simon Srybnik shall act as Chairman. In his absence, Louis Srybnik, shall act as Chairman. If neither is available, the Chairman shall be selected by mutual agreement of the Requesting Party and the Recipient.

     (d) The Committee shall acquaint itself with the details of the case and procure any information required for this purpose by communicating with the Requesting Party and the Recipient, and shall hear from the parties, if possible.

     (e) The Requesting Party and Recipient may appear before the Committee in person or be represented by duly accredited agents. They may also be assisted by counsel.

     (f) After having examined the issue and having heard the parties, if possible, the Conciliation Committee shall submit, within five (5) Business Days of the Convening Date suggested terms of resolution to the parties. Should the parties agree to the suggested settlement, the Conciliation Committee shall draw up and sign a record of the settlement, and shall communicate the terms of settlement to the parties and their representatives.

     (i) If the parties do not agree to the suggested settlement, the Conciliation Committee is authorized to direct the settlement, and same shall be binding on the parties.

     (ii) In lieu of directing a settlement, the Conciliation Committee may direct that the matter at issue be submitted to Arbitration as otherwise provided in this agreement.

     10.2 Arbitration. Should a settlement not result based on the foregoing, the parties must submit the dispute to be resolved by arbitration in New York in accordance with the rules of the American Arbitration Association and the award of the arbitration panel should be binding on the parties. The arbitration panel shall consist of one arbitrator. Any party may take appropriate legal steps to enforce the award at a court of law.

     (a) No person having participated as a participant of the Conciliation Committee for the settlement of a dispute may be appointed arbitrator for the same dispute.

     10.3 Costs. Each participant shall bear an equal cost of the conciliation or arbitration panel. Except for the foregoing sentence, each Party should be responsible for its own costs and expenses incurred under this Section.


       (Balance of page left intentionally blank; Signature Page follows)

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                                    LIVING DATA TECHNOLOGY CORPORATION




                                      By:/s/Simon Srybnik
                                         ----------------------
                                            Name: Simon Srybnik
                                            Title:  President



                                    VASOMEDICAL, INC.




                                      By: /s/John CK Hui
                                          --------------------
                                            Name:  John CK Hui
                                            Title:  President

                                    EXHIBIT A

                               Form of Undertaking

     The undersigned entity whose name is set forth below ("Buyer"), in consideration of the sale of certain ECP/EECP products (the "Products") to it by Vasomedical, Inc. ("Seller") hereby agrees to the following undertaking (this "Undertaking"):

     1. Buyer shall not, directly or indirectly, at any time, sell, distribute or advertise, any Products in any country other than United States, Puerto Rico and the territories or other possessions administered by the United States, but not including duty-free shops in such country (all other areas, collectively, the "Prohibited Area"), or sell or distribute any Products to any person who Buyer knows, or should reasonably have known, intends to sell or distribute, or arrange or participate, directly or indirectly, in the sale or distribution of, any Products within the Prohibited Area (collectively, the "Restrictions").

     2. Buyer represents and warrants that it will not sell, distribute or advertise the Products in the Prohibited Area or otherwise act inconsistently with the Restrictions.

     3. Buyer acknowledges that the Restrictions have been imposed in connection with an arrangement between Seller and Living Data Technology Corporation
("LDTC") and understands, intends and agrees that LDTC is a third party beneficiary of this Undertaking and shall have all rights hereunder as if it was a party hereto, including the right to apply for, from any court of competent jurisdiction, an order enjoining Buyer from breach of this Undertaking.

     4. (a) Buyer acknowledges that it is not the owner of any right, title or interest in and to (i) the trademark in the type face and style used by LDTC (the "Living Data Mark") in any form or embodiment thereof or the trademarks in the type face and style used by the Seller (collectively, "Vasomedical Marks") in any form or embodiment thereof, and Buyer is not the owner of the goodwill attached to the Living Data Mark or the Vasomedical Marks or (ii) or any trade secrets, designs, patents, copyrights and other intellectual property relating to Products (the "Other Intellectual Property"). Sales by Buyer of Products shall be deemed for the purposes of the acquistion of trademark rights and the purpose of trademark registration to have been made by and for the benefit of LDTC as the owner of the Living Data Mark or Seller as the owner of the Vasomedical Marks, whichever is applicable. Buyer will not, at any time, do any act or thing which may, in any way, impair the rights of LDTC in and to the Living Data Mark or the right of Seller in and to the Vasomedical Products or each of their respective rights to the the Other Intellectual Property, or which may affect the validity of the Living Data Mark or the Vasomedical Marks or which may depreciate the value of the Living Data Mark, the Vasomedical Marks or its or their prestige and good will.

     (b) To the extent any rights in and to the Living Data Mark, the Vasomedical Marks or Other Intellectual Property are deemed to accrue to Buyer, Buyer hereby assigns any and all such rights at such time as they may be deemed to accrue to LDTC or Seller, whichever is applicable.

     (c) Buyer agrees never to challenge the validity or ownership of the Living Data Mark, the Vasomedical Marks or the Other Intellectual Property, any application for registration thereof, or any registrations thereof in any jurisdiction.

     (d) Buyer shall not use the Living Data Mark or any of the Vasomedical Marks as part of a corporate or business name or as a service mark and shall not use the Living Data Mark or any of the Vasomedical Marks in any form or use or attempt to use or exploit the Other Intellectual Property without the prior written consent of the owner.

     (e) The provisions of this paragraph 4 shall survive the termination of the sale of Products from Seller to Buyer.

     5. Buyer agrees to furnish Seller and LDTC with such information or forms as they may reasonably request regarding Buyer's net sales.

     6. Buyer, at its sole expense, shall comply with all laws, ordinances, rules, and regulations (including, without limitation, those pertaining to health, sanitation, fair trade or consumer protection), obtain all licenses and permits required by, and pay all taxes, fees, charges, and assessments imposed or enacted by, any governmental authority and shall not take any action which will cause Seller or LDTC to be in violation of any law of any jurisdiction, including but not limited to the U.S. Foreign Corrupt Practices Act of 1977.

     7. Buyer acknowledges that LDTC or Seller may conduct local, national and/or international advertising campaigns, and Buyer agrees that it may not utilize any advertising or promotion materials of LDTC or Seller for any purpose whatsoever, whether such materials appear within or outside of the United
States, without the prior written consent of LDTC or Seller, whichever is applicable.

     8. Buyer agrees that it shall purchase all Products from Seller and that it shall not sell or distribute any Products to any person unless purchased from LDTC or Seller.

     9. Buyer acknowledges and agrees that either Buyer or Seller may terminate the sales arrangements between Buyer and Seller without cause upon 30 days' prior written notice to the other. Buyer acknowledges and agrees that its rights to sell Products are subordinated and subject to the rights of Seller to sell in Buyer's territory, and if Seller may no longer sell Products in Buyer's
territory,  then  Buyer's  rights  hereunder  shall  terminate.   Buyer  further
acknowledges and agrees that Seller may terminate the sales arrangements immediately if Buyer (i) breaches any term of this Undertaking, (ii) fails to pay its debts as and when due, (iii) files a petition in bankruptcy by or against Buyer, (iv) makes an assignment for the benefit of its creditors, (v) is insolvent or if a receiver is appointed for Buyer, (vi) is convicted of any crime in any jurisdiction which adversely reflects on LDTC or Seller, or (vii) submits any financial information or reports to LDTC or Seller which are found to be fraudulent. Buyer agrees that from and after the date of termination, Buyer shall not sell or distribute any Products and shall not use the Living Data Mark or the Vasomedical Marks or any name, symbol or logo confusingly similar thereto.

     10. Buyer acknowledges that it may not assign to any person or entity any of its rights to sell Products on behalf of Seller.

     11. Buyer agrees that any disputes governing the sales arrangements between Buyer and Seller or governing this Undertaking, including the interpretation, performance or non-performance thereof, shall be governed and interpreted by the laws of the State of New York without giving effect to any principles of conflicts of law. Buyer hereby submits to the jurisdiction of the federal and state courts in the County and State of New York with respect to any such disputes and agrees to be bound by any competent court of law or equity in such jurisdiction. Buyer agrees that nothing contained herein is intended to limit Seller's rights to bring an action in any jurisdiction in which Buyer does business.

     12. Buyer recognizes that Seller's remedy at law for any breach of the provisions of this Agreement shall be inadequate and, accordingly, Buyer agrees that in addition to such other rights and remedies that may be available to Seller, in law or in equity, any court of competent jurisdiction may enjoin, without the necessity of requiring proof of actual damages or the posting of any bond or other security, any actual or threatened breach of the provisions of this Agreement.

                               [Name of Buyer]

                        By: ____________________________
                               Authorized Signature


                        Address:



                        Person signing:
                        Title:
                        Telex or Phone:

                                                                    EXHIBIT B TO
                                                             SECURITIES PURCHASE
                                                                       AGREEMENT



                               SUPPLIER AGREEMENT

     SUPPLIER AGREEMENT (this "Agreement") made and entered into as of the 21st day of June, 2007 by and between Living Data Technology Corporation, a corporation incorporated under the laws of the State of New York ("Living Data"), with executive offices at 37-14 29th Street, Long Island City, NY 11101, and Vasomedical, Inc., a corporation incorporated under the laws of the State of Delaware ("Vasomedical"), with executive offices at 180 Linden Avenue, Westbury, New York 11590.

     WHEREAS, Living Data has engaged, pursuant to a Distribution Agreement of even date herewith by and between the parties hereto (the "Distribution Agreement"), Vasomedical as its exclusive distributor of Living Data Products (as hereinafter defined) to customers in the Territory (as therein defined) on the terms and conditions therein set forth; and

     WHEREAS, Vasomedical desires to engage Living Data, on the terms and conditions hereinafter set forth, as the exclusive supplier of (1) Vasomedical Products (as hereinafter defined) for sale or distribution by Vasomedical to customers throughout the world and (2) Living Data Products for sale or distribution by Vasomedical pursuant to the Distribution Agreement;

     NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties contained herein, the parties hereto hereby agree as follows:

     1. Definitions.

     (a) When used in this Agreement, the following terms shall have the meanings set forth in this Section 1(a):

     (i) "Affiliate" of any Person shall mean any Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with such Person. For the purpose of this definition, "control" when used with respect to any Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     (ii) "Anticipated Delivery Date" shall mean the anticipated date for delivery of Products or parts pursuant to an Order confirmed by Living Data.

     (iii) "Business Day" shall mean any day other than Saturday, Sunday or any other day on which commercial banks are authorized to close and do close in New York City.

     (iv) "CE Marking" shall mean that certification issued by an authorized Notified Body (as defined by a directive from the European Union) in the European Union.

     (v) "cGMP" shall mean current good manufacturing practices as that term is defined by the FDA from time to time.

     (vi) "Contract Year" shall mean each 12-month period of the Term from June 1st through May 31st, provided that, with respect to the first Contract Year of the Term, the Contract Year shall be from June 21, 2007 until May 31, 2008.

     (vii) "FDA" shall mean the Food and Drug Administration of the United States of America.

     (viii) "Forecast" shall mean a projection by Vasomedical to Living Data, delivered at least 90 days before the start of a Quarter-Annual Period, as to the number of Products that Living Data may be requested to produce for the immediately succeeding Quarter-Annual Period.

     (ix) "Living Data Products" shall mean all of the AngioNew ECP systems used to assist the heart by applying positive or negative pressure to one or more of the body's limbs in synchrony with the heart cycle, whether now offered or hereafter developed by Living Data during the Term, and any improvements or modifications thereto. The current AngioNew ECP systems are the AngioNew-V, a mobile system, and the AngioNew-VI, a table type system.

     (x) "Order" shall mean any purchase order for Products or parts placed by Vasomedical with Living Data.

     (xi) "Person" shall mean an individual, a corporation, a limited liability company, a partnership, an unincorporated association, a trust, a joint venture or any other entity or organization of whatever nature.

     (xii) "Products" shall mean Living Data Products and Vasomedical Products.

     (xiii) "Quarter-Annual Period" shall mean each three (3)-month period ending on February 28, May 31, August 31 and November 30 of each Contract Year during the Term.

     (xiv) "Term" shall have the meaning set forth in Section 4.1(a) hereof.

     (xv) "Vasomedical Products" shall mean all of the ECP therapy systems which are marketed under the registered trademark "EECP" and which utilize fundamental hemo-dynamic principles to augment coronary blood flow and at the same time reduce the work load of the heart while improving the overall vascular function, whether now offered or hereafter developed by Vasomedical during the Term, and any improvements or modifications thereto. The current EECP therapy systems are EECP-Lumenair, EECP-TS3 and EECP-TS4.

     (b) As used in this Agreement pronouns shall refer to male or female Persons or entities where such construction is required to give meaning to a provision contained herein. Whenever a singular or plural number is used herein, the same shall refer to the plural or singular, as applicable, as well. Unless the context clearly requires otherwise, the words "hereof," "herein" and "hereunder to" and words of similar import shall refer to this Agreement as a whole and not to any particular provision hereof. The headings of the Articles and Sections of this Agreement are inserted for convenience only and shall not constitute a part hereof or affect in any way the meaning or interpretation of this Agreement. Each party acknowledges that it has been represented by counsel and that it has actively participated in the review, negotiation and finalization of this Agreement and documents relating hereto. Accordingly, in the event of a dispute, the drafting of any particular term or provision hereof shall not be a factor in the determination of the construction or interpretation of such term or provision.

     2. Purchasing and Pricing.

     2.1 Exclusive Manufacturing Right. (a) Vasomedical hereby grants to Living Data the exclusive right to manufacture, or cause to be manufactured, the Vasomedical Products except as otherwise provided in this Agreement.

     (i) To facilitate such right, Vasomedical shall, not later than 30 Business Days after commencement of the Term, begin to furnish Living Data specifications and such technical assistance relating to manufacturing the Vasomedical Products as Living Data may reasonably request. Vasomedical shall also make available to Living Data access to such of its personnel as are appropriate to facilitate the transition process.

     (ii) Vasomedical acknowledges that Living Data may rely on various suppliers to furnish components for the Products and that the Living Data Products currently are, and the Vasomedical Products will be, manufactured at the Living Data facility located in the Peoples Republic of China. Living Data represents and warrants to Vasomedical that such facility is in full compliance with FDA cGMP requirements and is ISO 9001 and ISO 13485 certified. In the event, however, should Living Data in the future seek to have the Vasomedical Products manufactured by a third party at a facility other than that of Living Data, Living Data shall first seek the approval by Vasomedical of such third party manufacturers, which approval shall not be unreasonably withheld. A condition precedent to any such approval shall be the written commitment by such third party manufacturer to comply with all of the manufacturing obligations of Living Data hereunder, including, without limitation, those obligations relating to quality control, compliance with all governmental rules and regulations (including, without limitation, those relating to CE Marking and a satisfaction of FDA manufacturing requirements, including, without limitation, cGMP) and pricing.

     (iii) Living Data acknowledges that Vasomedical shall have the right to utilize the inventory held by it, as of the date hereof, to have the Vasomedical Products manufactured as it may determine by any party selected by it or by itself, that Vasomedical may acquire generic additional parts as needed to complete the manufacturing process and that Vasomedical may use such inventory as parts for repairs or otherwise as Vasomedical may elect; provided, however that Vasomedical may not acquire or manufacture generic additional parts to create entirely new finished units of Vasomedical Products not contemplated by the current inventory.

     (b) Vasomedical shall have the right, at any time, to propose changes to Vasomedical Product designs, specifications, and materials. Living Data agrees to use reasonable commercial efforts to evaluate Vasomedical's requests under this Section 2.1(b); provided, however, that Living Data shall notify Vasomedical within 30 days if Living Data is not able to meet such request. If any such changes cause an increase or decrease in the cost, or the time required for performance, an equitable adjustment in pricing shall be made and this Agreement shall be modified in writing accordingly. Failure to comply with a request shall be subject to the Conciliation Procedure described in Section 8.1 hereof.

     (c) Living Data and Vasomedical agree to actively pursue a program of continuous improvement in regards to the Products and their relationship on both technical and commercial levels. Each party shall promptly advise the other of any changes to raw material, manufacturing, process or any other reasonably available technological advances which the disclosing party becomes aware of and which may result in Product improvements or cost reductions, providing that the disclosure party has no third party restrictions on the sharing of such information. Living Data agrees to use reasonable commercial efforts to reduce the cost of supply of the Products and to incorporate, to the extent practicable, cost improvement techniques developed or suggested by Vasomedical.

     (d) To facilitate Living Data's manufacturing right Vasomedical hereby grants to Living Data during the Term a non-exclusive license, with no royalties, to use the Vasomedical patents in its manufacturing of the Vasomedical Products.

     2.2 Vasomedical's Obligations. (a) Except as provided in Section 2.1(a)(iii), Section 2.2(d) and Section 4.3 hereof, all Products to be distributed by Vasomedical during the Term, and all parts for servicing, shall be purchased by Vasomedical from Living Data, and no such Products or parts shall be purchased from any other source whatsoever without Living Data's prior written consent.

     (i) Living Data shall deliver to Vasomedical, whenever requested after commencement of the Term, specifications and technical drawings relating to the current parts. Only if there is a change in the specifications and technical drawings and materials of parts shall Living Data, within 30 Business Days of a change, provide to Vasomedical specifications and technical drawings and materials relating to such changed parts so that Vasomedical can effectively price or replace such changed parts where Living Data does not provide the same as set forth herein.

     (b) Commencing with the Quarter-Annual Period commencing June 1, 2008, Vasomedical shall provide Living Data with a Forecast, not later than 90 days prior to the commencement of each Quarter-Annual Period, for the Products set forth in the Forecast for the immediately succeeding Quarter-Annual Period.
Living Data shall, within ten days after receipt of such Forecast, advise Vasomedical in writing as to the extent, if any, such Forecast as to quantities and types cannot be fulfilled in the immediately succeeding Quarter-Annual Period, which notice shall indicate the reason for any such proposed changes to the Forecast. In the event that Living Data does so advise Vasomedical, the parties shall in good faith negotiate any change to the Forecast. In the event the parties shall disagree as to the proposed changes, such dispute shall be resolved in accordance with the Conciliation Procedure described in Section 8.1 hereof.

     (i) Notwithstanding the foregoing, Vasomedical shall use commercially reasonable efforts to advise Living Data of its on-going manufacturing needs during the first Contract Year not later than three months after the effective date of this Agreement.

     (c) Thereafter, Vasomedical shall deliver to Living Data an Order, at least 75 days prior to the delivery date it is requesting in the Order, setting forth therein, among other items, (i) the quantities and types of Products requested,
(ii) the delivery date requested and (iv) whether the Products are to be delivered directly to a named customer location or to a pre-designated Vasomedical location. If no customer delivery location is designated, Living Data shall make delivery pursuant to the Order to the pre-designated Vasomedical location. Living Data shall, within ten days of receipt of the Order, confirm to Vasomedical the Anticipated Delivery Date or Dates for the Products in the Order. Vasomedical shall use only Order forms and other forms approved by Living Data to order Products and shall follow all of Living Data procedures in connection therewith as shall be in effect from time to time. Living Data agrees that such forms and procedures will at all times be in compliance with the terms and conditions of this Agreement which shall supersede the provisions of such forms and procedures. Any issues related to same shall be subject to the Conciliation Procedure described in Section 8.1 hereof.

     (d) Notwithstanding anything in this Section 2.2 to the contrary, Living Data acknowledges that, as of the date of this Agreement, Vasomedical has an existing inventory of Vasomedical Products and, accordingly, Vasomedical desires to sell such inventory, whether in the Territory or elsewhere, as parts or after manufacture into finished goods. Vasomedical shall, within 30 Business Days after the commencement of the Term, deliver to Living Data a list of such inventory. The parties acknowledge that Vasomedical has represented to Living Data that such inventory may meet all of Vasomedical's needs in connection with the sale, manufacture and service of Vasomedical Products for approximately 12 months.

     2.3 Sales Price to Vasomedical. The sales price to be charged by Living Data to Vasomedical for each unit of the current Products purchased hereunder shall be (i) during the period ending May 31, 2009, the amount provided on Schedule A hereto and (ii) thereafter such sales price for each unit of a Product as to which the parties mutually agree. On or prior to February 28 of each Contract Year, Living Data shall, by written notice to Vasomedical, set a sales price for each Product commencing June 1 of that Contract Year. In the event that Vasomedical accepts such sales price or does not respond within 30 days of receipt of Living Data's notice, such sales price shall be the sales price commencing June 1 of that Contract Year. In the event that Vasomedical objects to such proposed sales price, the parties shall negotiate in good faith a sales price, failing which the issue of sales price shall be subject to the Conciliation Procedure described in Section 8.1 hereof. It is specifically understood that the time frame for providing any Forecast shall be tolled for that period of time until the sales price has been settled as such Forecast is dependent thereon.

     (a) The initial sale price from Living Date to Vasomedical for any new Product hereafter developed shall be such price as the parties shall mutually agree, failing which agreement the sales price shall be subject to the Conciliation Procedure described in Section 8.1 hereof. Thereafter, the sales price in any subsequent Contract Year shall be determined as provided above.

     (b) Living Data represents and warrants that the pricing for the Products is no greater than the lowest price at which similar products are sold by Living Data in similar quantities to any other competitive customer in the Territory. Living Data further covenants that, during the Term of this Agreement and any renewal periods, if Living Data grants to any competitive customer a price which is less than the price then in effect for Vasomedical, Living Data shall make such lower price immediately available to Vasomedical without action or request by Vasomedical.

     2.4 Furnishing of Parts. Other than Vasomedical's right to use its current inventory during the Term, Living Data shall have the exclusive right to furnish such parts for the Products as shall be necessary for Vasomedical to service the Products. The parts shall be furnished to Vasomedical at Living Data's standard prices, subject to the pricing limitations set forth in Section 2.3 hereof, including resolution of any dispute as to pricing of parts pursuant to the Conciliation Procedure described in Section 8.1 hereof..

     (a) To the extent feasible, Vasomedical shall include in each of its Forecasts its anticipated requirements for parts during such immediately succeeding Quarter-Annual Period. Vasomedical shall deliver to Living Data an Order for parts, at least 75 days prior to the first delivery date it is requesting in the Order, setting forth therein, among other items: (i) the quantities and types of parts requested, (ii) the delivery date or dates requested and (iii) the Vasomedical location to which the parts are to be delivered. Living Data shall, within ten days of receipt of the Order, confirm the Anticipated Delivery Date or Dates for the parts in the Order. Living Data shall use its commercially reasonably efforts to fulfill Orders from Vasomedical for parts on an emergency basis.

     2.5 Living Data's Warranties. (a) Living Data warrants to Vasomedical (i) that all Products furnished by it hereinunder will be of good quality in material and workmanship and, only in the case of Living Data Products, design, suitable for their intended purpose and, in the case of the Vasomedical Products, Living Data will, to the extent possible, comply with Vasomedical's guidelines, specifications, standards and design; (ii) that no injurious, deleterious, or toxic substances will be used in or on the Products; (iii) that such Products will not cause harm when used as instructed and with ordinary care for their intended purpose; (iv) that all Products will be manufactured and sold in compliance with all applicable laws and regulations; and (v) that all Products will be manufactured in compliance with and fulfilling all applicable rules and regulations to satisfy FDA obligations and meet and secure cGMP qualification if marketed in the Territory and CE Marking qualification if marketed in the European Union countries.

     (b) Living Data shall provide, pursuant to a written policy, a full 12-month warranty on parts (not including consumables and accessories that may be included in the shipment), commencing with acceptance of installation of a unit at an end-user.

     (c) Vasomedical acknowledges that, except as set forth in this Section 2.5, neither Living Data nor any other Person has made, and Vasomedical has not relied upon, any warranty or representation, express or implied, with respect to manufacture by Living Data of the Products or parts thereof other than (i) Living Data's standard warranty for parts and (ii) Living Data's standard warranty to end-user customers. Vasomedical's exclusive remedy with respect to defective Products, if any, shall be the return of such Products for repayment of the purchase price therefor, or the repair or replacement of such Products, in Living Data's discretion.

     2.6 Quantities. Living Data (a) will manufacture Products in the quantities necessary during the Term to comply with the Forecasts prepared by Vasomedical and approved by Living Data as provided in Section 2.2 (b) hereof; (b) will use all commercially reasonable efforts to fill Orders on a timely basis; and (c) will have responsibility for sourcing all materials and goods and for making all decisions regarding the supply chain.

     2.7 Returns. Other than as provided for breakage, loss and damage returns as described in Section 2.8 hereof, Vasomedical shall not be permitted to return any Product to Living Data unless: (i) not later than 90 days from and after the date of installation of such Product by Vasomedical at its end-user location, Vasomedical notifies Living Data of any deficiencies in such Product, (ii) such deficiencies render the subject Product unusable for the purpose intended, and
(iii) such deficiencies are (in the commercially  reasonable  judgment of Living
Data) directly attributable to the manufacturing and/or packaging of such Product. Returns shall be made in accordance with Living Data's standard return authorization procedures as from time to time in effect.

     2.8 Title and Risk of Loss. All Products shall be shipped by Living Data F.O.B., Living Data's facility located at Brooklyn, New York ("Departure Origin"). As packaging is an obligation of Living Data, risk of loss shall pass to Vasomedical upon receipt and acceptance by Vasomedical of each Order, at its destination, and all of Living Data's responsibility with respect to breakage, damage or loss shall only cease upon such delivery, subject to the inspection and rejection rights set forth in this Section 2.8. Vasomedical shall be responsible for all costs of shipping, duty, freight and all charges whatsoever in connection with the shipments by Vasomedical from the Departure Origin. Vasomedical shall inspect each Product within five Business Days of delivery for breakage, damage or loss, and if breakage, loss or damage is discovered, Vasomedical shall promptly notify Living Data and the carrier within that time period in writing. If no claim as to breakage, damage or loss is made by Vasomedical within such time period, the Product will be deemed to be in acceptable condition (subject to Section 2.5) and Living Data shall have no further responsibility or obligation with respect to such Product for breakage, damage or loss.

     2.9 Vasomedical Insurance. Vasomedical shall bear all costs of insurance to cover all shipments of the Products from the Departure Origin. Vasomedical shall maintain insurance for such purpose in an amount per Product at least equal to Vasomedical's purchase price therefor. In addition, Vasomedical shall maintain such other insurance coverage as a distributor and as the designer of the Vasomedical Products similar to the coverage provided for Living Data in Section
2.10 hereof. Copies of such insurance policies shall be made available for inspection by Living Data and, where appropriate, Living Data (and its Affiliates) shall be a named insured thereunder. Whenever there is a change in the insurance coverage Vasomedical shall notify Living Data and furnish the latter with a copy of such change.

     2.10 Living Data Insurance. Commencing, no later than 30 days after the commencement of the Term, Living Data shall, during the Term and for three years thereafter, maintain the following insurance coverage ("Required Living Data Insurance"), at its sole cost and expense, issued by a nationally recognized insurance carrier acceptable to Vasomedical, which consent shall not be unreasonably withheld, with an A.M. Best Rating or A or better.

         Coverage                                     Limits
--------------------------------------------------------------------------------
Statutory Worker's Compensation and
Employer's Liability Insurance                       $500,000
--------------------------------------------------------------------------------
Comprehensive general and product
liability including but not limited to
personal injury, property damage, products/
completed operations, and contractual
liability.
                                                   $5,000,000
                                         Combined Single Limit, for
                                         Bodily   injury   (including   personal
                                         injury)  or   property   damage,   each
                                         occurrence
--------------------------------------------------------------------------------

     (b) Additional Insureds. Living Data shall include Vasomedical, the Vasomedical Subsidiaries (as such term is hereinafter defined) and Affiliates as additional insureds under its liability policies, including the provisions of such policies insuring Living Data's obligations under the indemnity provisions of this Agreement.

     (c) Certificates of Insurance. Upon Vasomedical's request Living Data shall provide evidence of such insurance in the form of certificates of insurance which shall include provision for 30 days' prior notice to Vasomedical of any change or cancellation of the policy.

     (d) No Limitation by Insurance Living Data's indemnities and obligations under this Agreement shall not be limited or defined in any fashion whatsoever by the amount of Required Living Data Insurance, or by any policy limitations or restriction on the amount or type of damages.

     (e) Change on Coverage. Whenever there is a change in the insurance coverage Living Data shall notify Vasomedical and furnish the latter with a copy of such change. Objections to any such change in coverage shall be subject to the Conciliation Procedure set forth in Section 8.1 hereof.

     2.11 Invoicing. Living Data will endeavor to deliver all or a portion of each Order on a regular basis and Living Data will invoice Vasomedical for the Products contained in each such delivery. All Products shall be purchased on a net 30-day basis from the actual date of delivery for each shipment, with payment to be made by Vasomedical on or prior to the 30th day after the date of actual delivery. Payment shall be made in U.S. Dollars regardless of to where the Products are shipped.

     2.12 Failure to Deliver. In the event that Living Data fails to deliver a shipment of an Order within 15 days of the Anticipated Delivery Date specified in an Order for such shipment, then Vasomedical shall be free to accept or reject such shipment of such Order.

     2.13 Access. Living Data shall make available to representatives of Vasomedical access during reasonable business hours to its facility, upon reasonable notice, for their inspection, but not more than twice during any Contract Year. Notwithstanding the foregoing limitation, Vasomedical shall have unlimited access in the event that the FDA asserts a failure to meet its requirements.

     3. Vasomedical Trademarks. Vasomedical markets its devices under the registered trademark EECP and also uses the trademarks MC, TS and Lumenair. Each of these trademarks shall be referred to herein as a "Mark."

     3.1 Acknowledgement of Rights. Living Data acknowledges that each Mark has acquired a valuable secondary meaning and goodwill in the minds of the trade and the public and that goods, including Vasomedical Products, bearing the Mark have acquired a reputation for high quality and style. Living Data acknowledges that it is not the owner of any right, title or interest in and to any Mark in any form or embodiment thereof, and it is not the owner of the goodwill attached to any Mark in connection with the business and goods in relation to which the same has been and may in the future be used and shall not acquire any such right, title or interest in any Mark except as provided in Section 3.2 hereof.

     3.2 Licenses. Vasomedical hereby grants to Living Data a non-exclusive license during the Term to use the Marks on the Vasomedical Products that Living Data manufactures as directed by Vasomedical. The grant of this non-exclusive license is on the condition that the Mark is identified as that of Vasomedical as the owner and subject to the other terms and conditions set forth in this
Section 3 and in Section 7.3 hereof. Any use of a Mark shall require the prior written approval of Vasomedical.

     3.3 Compliance. Living Data shall comply with all notice requirements of any law or regulation applicable or reasonably necessary in connection with its activities hereunder for the protection of any Mark in connection with Vasomedical Products and, in connection with any Mark generally to the extent the same shall be reasonably necessary in the judgment of Vasomedical for the protection of any Mark in any country. Manufacture by Living Data of Vasomedical Products shall be deemed for the purposes of the acquisition of trademark rights and the purposes of trademark registration to have been made by and for the benefit of Vasomedical as the owner of the Marks. Living Data will not, at any time, do any act or thing which may, in any way, impair the rights of Vasomedical in and to any Mark or which may affect the validity of any Mark or which may depreciate the value of any Mark or its prestige and good will.

     3.4 No Registration Right. Living Data acknowledges that it may not acquire a registration or file and prosecute a trademark application or applications to register any Mark for any items or services, including Vasomedical Products, anywhere in the world.

     3.5 Assignment. To the extent any rights in and to any Mark are deemed to accrue to Living Data pursuant to this Agreement or otherwise, Living Data hereby assigns any and all such rights, at such time as they may be deemed to accrue, to Vasomedical as owner of the Mark. Living Data shall execute any and all documents and instruments required by Vasomedical which Vasomedical may deem necessary, proper or appropriate to accomplish or confirm the foregoing. Any such assignment, transfer or conveyance shall be without consideration other than the mutual agreements contained herein. Upon expiration or termination of this Agreement for any reason whatsoever, Living Data will forthwith execute and file any and all documents requested by Vasomedical as the owner of any Mark terminating any and all trademark registrations, registered user agreements, if any, and other documents regarding the Mark.

     3.6 No Challenge or Contest. Living Data agrees never (a) to challenge the validity or ownership of any Mark or any application for registration thereof, or any trademark registrations thereof in any jurisdiction, nor (b) to contest the fact that Living Data's rights under this Agreement are solely those provided for herein, and terminate upon termination or expiration of this Agreement.

     3.7 Limit on Use. Living Data shall not use any Mark of Vasomedical as part of a corporate or business name or as a service mark and shall not use any Mark in any form without Vasomedical's prior written consent.

     3.8 Survival of Provisions. The provisions of this Article 3 shall survive the termination or expiration of this Agreement.

     4. Term and Termination.

     4.1 Term. The term of this Agreement (the "Term") shall commence on June 21, 2007 and will continue, subject to the termination provisions set forth in this Article 4, for an initial term ending May 31, 2012, provided that this Agreement will automatically renew for additional one year periods unless either party give written notice to the other not to extend the Term not less than 90 days prior to the then next upcoming expiration date.

     4.2 Termination by Living Data. This Agreement may be terminated immediately upon notice from Living Data if: (a) Vasomedical is unable to pay its debts as and when the same becomes due, (b) Vasomedical files a petition in bankruptcy, or a petition is filed against Vasomedical and is not removed in 60 days, (c) Vasomedical makes an assignment for the benefit of Vasomedical's creditors, (d) Vasomedical makes any extraordinary arrangement with its creditors, (e) Vasomedical is subject to the appointment of a receiver for Vasomedical which is not cured in 60 days, (f) Vasomedical fails to perform any of its material covenants hereunder after 30 days' prior written notice to cure and Vasomedical does not in fact cure within such 30-day period, or (g) Vasomedical is convicted of any crime in any jurisdiction which materially and adversely reflects on Living Data.

     4.3 Termination by Vasomedical. (a) This Agreement may be terminated immediately upon notice from Vasomedical if: (a) Living Data is unable to pay its debts as and when the same becomes due, (b) Living Data files a petition in bankruptcy, or a petition is filed against Living Data and is not removed in 60 days, (c) Living Data makes an assignment for the benefit of Living Data's creditors, (d) Living Data makes any extraordinary arrangement with its creditors, (e) Living Data is subject to the appointment of a receiver for Living Data which is not cured in 60 days, (f) Living Data fails to perform any of its material covenants hereunder after 30 days' prior written notice to cure and Living Data does not in fact cure within such 30-day period, and (g) Living Data is convicted of any crime in any jurisdiction which materially and adversely reflects on Vasomedical. Notwithstanding anything in subsection (f) of this Section 4.3 to the contrary, if Living Data's failure to perform its material covenants is (x) that it misses deliveries of Products in accordance with the Forecasts or (y) the returns of Products in any Contract Year not meeting the quality standard as provided in Section 2.5(a) hereof exceeds ten percent of the units of Products delivered, provided that at least ten units were delivered in such Contract Year, in each case after notice by Vasomedical to such effect, Vasomedical may not terminate this Agreement until either such failure or both such failures have continued for at least four successive quarters; provided, however, after the second quarter, Vasomedical may manufacture the Vasomedical Products, or order the same from a Person other than Living Data, until the earlier of (x) Living Data delivering Products consistent with the Forecasts and Section 2.5(a) hereof or (y) the expiration of four successive quarters with such continued failure or failures by Living Data. In no event may Vasomedical manufacture, or cause to be manufactured by a Person other than Living Data, any Living Data Products.

     (b)  Notwithstanding  anything to the  contrary in  subsection  (a) of this
Section 4.3, Vasomedical reserves the right, if, during any warranty year, its labor costs of servicing customers with respect to units of Living Data Products exceeds $4,000 per unit of Product, to submit to Living Data appropriate documentation and, if Living Data concurs with such computation, Living Data shall pay to Vasomedical the amount of any excess. If the parties cannot agree, the dispute shall be submitted for resolution pursuant to the Conciliation Procedure set forth in Section 8.1 hereof.

     4.4 No Further Use. Living Data acknowledges that any use of any Mark after the date that termination is effective shall constitute an infringement of the intellectual property rights of Vasomedical. Upon the expiration or termination of this Agreement, Living Data shall return to Vasomedical, at Living Data's cost, all of Vasomedical's Confidential Information (as defined in Section 7.2), Vasomedical Products, Vasomedical Product parts and components in its possession and Living Data shall certify to Vasomedical that it has not retained or made copies of any of the foregoing. Vasomedical shall pay Living Data within ten days of receipt for any Vasomedical Products, parts and components delivered by Living Data at the sales prices in effect at the time of termination or expiration. If instructed to do so in writing by Vasomedical, Living Data shall destroy Vasomedical's Confidential Information in its possession and be required to deliver a certificate to Vasomedical evidencing such destruction. Upon the expiration or termination of this Agreement, Vasomedical shall return to Living Data, at Vasomedical's cost, all of Living Data's Confidential Information in its possession and Vasomedical shall certify to Living Data that it has not retained or made copies of any of the Confidential Information. If instructed to do so in writing by Living Data, Vasomedical shall destroy the Living Data Confidential Information in its possession and be required to deliver a certificate to Living Data evidencing such destruction.

     5. Representations and Warranties.

     5.1 Living Data represents and warrants to Vasomedical, as of the date hereof, as follows, in each case subject to the exceptions set forth in the disclosure statement delivered by Living Data to Vasomedical prior to the execution of this Agreement (the "Living Data Disclosure Statement"). The Living Data Disclosure Statement is arranged in Schedules corresponding to the numbered and lettered subsections of this Section 5.1, and the disclosure in any Schedule of the Living Data Disclosure Statement shall qualify only the corresponding subsection of this Section 5.1.

     (a) Organization. Living Data is a corporation duly organized, validly existing and in good standing under the laws of the State of New York and has all requisite corporate power and authority to own, lease and operate its properties and assets in the manner in which such properties and assets are now owned, leased and operated and to carry on the business in which it is now engaged.

     (b) Good Standing. Living Data is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its owned or leased properties or the nature of its activities makes such qualification necessary, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Living Data Material Adverse Effect. For purposes of this Agreement, "Living Data Material Adverse Effect" shall mean any change or effect that is, or could reasonably be expected to be, materially adverse to the business, operations, assets and liabilities (taken together as a whole), capitalization, results of operations or condition (financial or otherwise) of Living Data, other than any change or effect (i) relating to the economy in general or (ii) relating to the industry in which Living Data operates in general and not specifically relating to Living Data.

     (c) Validity. Living Data has full corporate power and authority to execute and deliver this Agreement and all of the other agreements and documents referred to herein, executed in connection herewith, or contemplated hereby to which Living Data is or will be a party and to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement constitutes the valid and binding obligation of Living Data, enforceable in accordance with its terms, subject to bankruptcy, insolvency or other laws affecting creditors' rights generally and general principles of equity affecting remedies. The execution and delivery of this Agreement by Living Data and the consummation of the transactions contemplated hereby have been duly authorized by the board of directors of Living Data and such execution and delivery of this Agreement and the consummation of the transactions contemplated hereby do not and will not require the consent, approval or authorization of any other Person, including, without limitation, its shareholders or any public authority or self-regulatory authority.

     (d) No Conflict. The execution and delivery of this Agreement by Living Data and the performance of its obligations hereunder (i) are not in violation or breach of, and will not conflict with, or constitute a default under, any of the terms of the Living Data certificate of incorporation or the Living Data bylaws, or any note, debt instrument, security agreement, deed of trust or mortgage or any other contract, agreement or commitment binding upon Living Data or any of its assets or properties, (ii) will not result in the creation or imposition of any lien, security interest, encumbrance, equity or restriction in favor of any third party upon any of the assets or properties of Living Data, and (iii) will not conflict with or violate any applicable law, regulation, judgment, order or decree of any government, governmental instrumentality, self-regulatory authority or court having jurisdiction over Living Data or any of its assets or properties.

     (e) Environmental.

     (i) No Hazardous Materials (as hereinafter defined) have been used, stored or otherwise handled in any manner by Living Data or any Affiliate on, under, in, from or affecting any of the real property owned or leased by Living Data during the past five years (the "Living Data Property"), other than in compliance with Environmental Laws (as hereinafter defined). To Living Data's knowledge, no prior or current owner or occupant of the Living Data Property has used Hazardous Materials on, under, in, from or affecting the Living Data Property.

     (ii) No Hazardous Materials have at any time been released into, stored or deposited by Living Data or any Affiliate within or on the Living Data Property, by Living Data or any Affiliate into any water systems on or below the surface of the Living Data Property, or by Living Data or any Affiliate directly or indirectly onto any property or water system adjoining, adjacent to or abutting the Living Data Property, or have been used by Living Data or any Affiliate in the construction of any improvements located on or about the Living Data Property.

     (iii) Neither Living Data nor any Affiliate has received any notice of any violations (nor is any of them aware of any existing violations) of any applicable laws or regulations governing the use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of Hazardous Materials on, under, in, from or affecting the Living Data Property and there are not any legal actions or proceedings commenced or, to Living Data's knowledge, threatened by any Person with respect to any such violations.

     (iv) The Living Data Property is currently being, and has in the past been, operated by Living Data in accordance with, and in compliance with, all applicable Environmental Laws.

     (v) For purposes of this Agreement (A) "Hazardous Materials" means any hazardous materials, hazardous wastes, hazardous constituents, hazardous or toxic substances or petroleum products (including gasoline, crude oil or any fraction thereof), defined or regulated as such in or under any Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls and urea formaldehyde insulation, and (B) "Environmental Laws" are any and all federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any governmental authority or other requirements of law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment.

     (f) Licenses and Permits. Living Data has obtained, and is in compliance with, all necessary licenses, permits, consents, approvals, orders, certificates, authorizations, declarations and filings required by all federal, state, local and other governmental, self-regulatory or regulatory bodies and all courts and other tribunals for the conduct of the business and operations of Living Data as now conducted or as conducted in the past, except where the failure to obtain or comply would not have a Living Data Material Adverse Effect.

     (g) Labor and Employment. Living Data is not a party to any union contract or other collective bargaining agreement, nor to the knowledge of Living Data are there any activities or proceedings of any labor union to organize any of the employees of Living Data. Living Data is in material compliance with all applicable (i) laws, regulations and agreements respecting employment and employment practices, (ii) terms and conditions of employment, and (iii) occupational health and safety requirements. There are no controversies pending or, to the knowledge of Living Data threatened, between Living Data, on the one hand, and any of its employees, on the other hand, which controversies would reasonably be expected to have, individually or in the aggregate, a Living Data Material Adverse Effect. There are no labor controversies pending or threatened against Living Data.

     (h) Compliance with Law. The business of Living Data has been conducted in all material respects in accordance with all applicable laws, rules, regulations, orders and other requirements of governmental and self-regulatory authorities, including, without limitation, ERISA, all Environmental Laws, all laws, regulations and orders relating to antitrust or trade regulation, employment practices and procedures, the health and safety of employees and consumer credit, except where the failure to so conduct its business would not have a Living Data Material Adverse Effect. Neither Living Data nor any Affiliate has received any notice of alleged violations by Living Data of any laws, rules, regulations, orders or other requirements of governmental or self-regulatory authorities.

     (i) Litigation. There is no claim, dispute, action, proceeding, suit or appeal or investigation or inquiry, at law or in equity, involving Living Data, or any of its officers and directors (in their capacities as such) before any court, agency, authority, self-regulatory authority, arbitration panel or other tribunal, which, if decided adversely to Living Data, would have a Living Data Material Adverse Effect, and, to the knowledge of Living Data, none has been threatened or is in prospect against Living Data or its officers and directors (in their capacity as such). To the knowledge of Living Data, there are no facts which, if known to shareholders, customers, governmental authorities, self-regulatory authorities, regulators, bondholders or other investors or other persons, would form the basis of any such claim, dispute, action, proceeding, suit, appeal, investigation or inquiry, and Living Data is not subject to any order, writ, injunction or decree of any court, agency, authority, arbitration panel or other tribunal.

     (j) Brokers or Finders. Living Data has not incurred, and will not incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or the transactions contemplated hereby.

     (k) Foreign Corrupt Practices Act. Neither Living Data nor any Affiliate and none of Living Data's officers or directors, or, to Living Data's knowledge, any employees, agents, distributors or representatives acting on behalf of Living Data or any Affiliate, has paid, given or received, or has offered or promised to pay, give or receive, any bribe or other unlawful payment of money or other thing of value, any unlawful discount, or any other unlawful inducement, to or from any Person (including any government entity) in the United States or elsewhere in connection with or in furtherance of the business of Living Data (including, without limitation, any unlawful offer, payment or promise to pay money or other thing of value (i) to any foreign official, political party (or official thereof) or candidate for political office for the purposes of influencing any act, decision or omission in order to assist Living Data in obtaining business for or with, or directing business to, any Person, or
(ii) to any Person, while knowing that all or a portion of such money or other thing of value will be offered, given or promised unlawfully to any such official or party for such purposes). The business of Living Data is and was not in any manner dependent upon the making or receipt of such payments, discounts or other inducements. Neither Living Data nor any Affiliate has otherwise taken any action that could cause Living Data to be in violation of the Foreign Corrupt Practices Act of 1977, as amended, the regulations thereunder, or any applicable law or regulation of similar effect.

     (l) Disclosure of Material Facts. Living Data has disclosed to Vasomedical all material facts relating to the operations of Living Data as to which Vasomedical has made inquiry. The representations and warranties contained in this Section 5.1 and in the Living Data Disclosure Statement, and in any other documents or information furnished to Vasomedical by or on behalf of Living Data in connection with this Agreement do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements contained herein or therein not misleading.

     5.2 Vasomedical represents and warrants to Living Data, as of the date hereof, as follows, in each case subject to the exceptions set forth in the disclosure statement delivered by Vasomedical to Living Data prior to the execution of this Agreement (the "Vasomedical Disclosure Statement"). The Vasomedical Disclosure Statement is arranged in Schedules corresponding to the numbered and lettered subsections of this Section 5.2, and the disclosure in any Schedule of the Vasomedical Disclosure Statement shall qualify only the corresponding subsection of this Section 5.2.

     (a) Organization. Vasomedical is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and assets in the manner in which such properties and assets are now owned, leased and operated and to carry on the business in which it is now engaged.

     (b) Subsidiaries. Vasomedical does not own any equity interest, directly or indirectly, in any corporation, partnership, limited liability company, joint venture, firm or other entity other than in its subsidiaries listed in Schedule 5.2(b) of the Vasomedical Disclosure Statement (herein collectively referred to as the "Vasomedical Subsidiaries" and individually as a "Vasomedical Subsidiary"). Each Vasomedical Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the state or other jurisdiction in which it was incorporated and has all requisite corporate power and authority to own, lease and operate its properties and assets in the manner in which such properties and assets are now owned, leased and operated and to carry on the business in which it is now engaged. Each Vasomedical Subsidiary is wholly-owned by Vasomedical except as set forth in Schedule 5.2 (b) of the Vasomedical Disclosure Statement.

     (c) Good Standing. Each of Vasomedical and the Vasomedical Subsidiaries is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its owned or leased properties or the nature of its activities makes such qualification necessary, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Vasomedical Material Adverse Effect. For purposes of this Agreement, "Vasomedical Material Adverse Effect" shall mean any change or effect that is, or could reasonably be expected to be, materially adverse to the assets and liabilities (taken together as a whole), capitalization or condition (financial or otherwise) of Vasomedical and the Vasomedical Subsidiaries, taken as a whole, other than any change or effect (i) relating to the economy in general or (ii) relating to the industry in which Vasomedical and the Vasomedical Subsidiaries operate in general and not specifically to Vasomedical or any Vasomedical Subsidiary.

     (d) Validity. Vasomedical has full corporate power and authority to execute and deliver this Agreement and all of the other agreements and documents referred to herein, executed in connection herewith, or contemplated hereby to which Vasomedical is or will be a party and to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement constitutes the valid and binding obligation of Vasomedical enforceable in accordance with its terms, subject to bankruptcy, insolvency or other laws affecting creditors' rights generally and general principles of equity affecting remedies. The execution and delivery of this Agreement by Vasomedical and the consummation of the transactions contemplated hereby have been duly authorized by the board of directors of Vasomedical and such execution and delivery of this Agreement and the consummation of the transactions contemplated hereby do not and will not require the consent, approval or authorization of any other Person, including, without limitation, its stockholders or any public authority or self-regulatory authority.

     (e) No Conflict. The execution and delivery of this Agreement by Vasomedical and the performance of its obligations hereunder (a) are not in violation or breach of, and will not conflict with, or constitute a default under, any of the terms of the Vasomedical certificate of incorporation or the Vasomedical bylaws, or any note, debt instrument, security agreement, deed of trust or mortgage or any other contract, agreement or commitment binding upon Vasomedical or any Vasomedical Subsidiary or any of their assets or properties,
(b) will not result in the creation or imposition of any lien, security interest, encumbrance, equity or restriction in favor of any third party upon any of the assets or properties of Vasomedical or any Vasomedical Subsidiary, and (c) will not conflict with or violate any applicable law, regulation, judgment, order or decree of any government, governmental instrumentality, self-regulatory authority or court having jurisdiction over Vasomedical or any Vasomedical Subsidiary or any of their assets or properties.

     (f) Environmental.

     (i) No Hazardous Materials have been used, stored or otherwise handled in any manner by Vasomedical or any Vasomedical Subsidiary on, under, in, from or affecting any of the real property owned or leased by Vasomedical or any

Vasomedical Subsidiary during the past five years (the "Vasomedical Property"), other than in compliance with Environmental Laws. To Vasomedical's knowledge, no prior or current owner or occupant of the Vasomedical Property has used Hazardous Materials on, under, in, from or affecting the Vasomedical Property.

     (ii) No Hazardous Materials have at any time been released into, stored or deposited by Vasomedical or any Vasomedical Subsidiary within or on the Vasomedical Property, by Vasomedical or any Vasomedical Subsidiary into any water systems on or below the surface of the Vasomedical Property, or any Vasomedical Subsidiary directly or indirectly onto any property or water system adjoining, adjacent to or abutting the Vasomedical Property, or have been used by Vasomedical or any Vasomedical Subsidiary in the construction of any improvements located on or about the Vasomedical Property.

     (iii) Neither Vasomedical nor any Vasomedical Subsidiary nor any Affiliate of either has received any notice of any violations (nor is any of them aware of any existing violations) of any applicable laws or regulations governing the use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of Hazardous Materials on, under, in, from or affecting the Vasomedical Property and there are not any legal actions or proceedings commenced or, to Vasomedical's knowledge, threatened by any Person with respect to any such violations.

     (iv) The Vasomedical Property is currently being, and has in the past been, operated by Vasomedical and the Vasomedical Subsidiaries in accordance with, and in compliance with, all applicable Environmental Laws.

     (g) Proprietary Rights. Schedule 5.2(g) of the Vasomedical Disclosure Statement contains a full and complete list of all material Proprietary Rights owned, possessed or used by Vasomedical. The operations of Vasomedical and the Vasomedical Subsidiaries do not now conflict with or infringe, and have not in the past conflicted with or infringed, any Proprietary Rights owned, possessed or used by any third party. There are no third parties whose operations conflict with or infringe, nor has anyone asserted that such operations conflict with or infringe, any Proprietary Rights owned, possessed or used by Vasomedical or any Vasomedical Subsidiary.

     (h) Litigation. There is no claim, dispute, action, proceeding, suit or appeal or investigation or inquiry, at law or in equity, involving Vasomedical or any Vasomedical Subsidiary, or any of their officers and directors (in their capacities as such) before any court, agency, authority, self-regulatory authority, arbitration panel or other tribunal that would require disclosure pursuant to Item 103 of the Regulation S-K of the Securities and Exchange Commission and, to the knowledge of Vasomedical, none has been threatened or is in prospect against Vasomedical or any Vasomedical Subsidiary or their officers and directors (in their capacities as such). To the knowledge of Vasomedical, there are no facts which, if known to stockholders, customers, governmental authorities, self-regulatory authorities, regulators, bondholders or other investors or other persons, would form the basis of any such claim, dispute, action, proceeding, suit, appeal, investigation or inquiry. Neither Vasomedical nor any Vasomedical Subsidiary is subject to any order, writ, injunction or decree of any court, agency, authority, arbitration panel or other tribunal.

     (i) Brokers or Finders. Neither Vasomedical nor any Affiliates has incurred, nor will either of Vasomedical or any Affiliate incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or the transactions contemplated hereby other than to Life Science Group, Inc., which obligation to Life Science Group, Inc. shall be paid by Vasomedical.

     (j) Disclosure of Material Facts. Vasomedical has disclosed to Living Data all material facts relating to the condition (financial or otherwise), business, net worth, assets, properties or operations of Vasomedical and the Vasomedical Subsidiaries as to which Living Data has made inquiry. The representations and warranties contained in this Section 5.2 and in the Vasomedical Disclosure Statement, and in any other documents or information furnished to Living Data by or on behalf of Vasomedical in connection with this Agreement do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements contained herein or therein not misleading.

     6. Indemnities

     6.1 Living Data's Indemnity. Living Data shall indemnify and hold Vasomedical harmless from and against, and shall defend promptly Vasomedical from, and reimburse Vasomedical for, any and all losses, damages, costs, expenses, liabilities, obligations and claims of any kind (including, without limitation, reasonable attorneys' fees and other costs and expenses) (collectively, "Damages") which Vasomedical may at any time suffer or incur, or become subject to, as a result of, or in connection with,

     (a) any material breach of this Agreement or material inaccuracy of any of the representations and warranties made by Living Data in or pursuant to this Agreement;

     (b) any material failure by Living Data to carry out, perform, satisfy and discharge any of its material covenants, agreements, undertakings, liabilities, or obligations under this Agreement, but excluding any claim based on non-delivery to third parties of Products;

     (c) any product liability or warranty claim arising out of Living Data's manufacture of any Vasomedical Products, except claims based on the design and the underlying specifications therefor;

     (d) any product liability or warranty arising out of Living Data's manufacture of any of the Living Data Products before and after it assumes manufacturing responsibility for all Products pursuant to this Agreement;

     (e) any product liability or warranty claim arising out of a latent defect in the design of any of the Living Data Products;

     (f) any claim arising out of an alleged violation of Environmental Laws at the Living Data Property; and

     (g) any other third party claim arising out of Living Data's operation of its business, both before and after the date of this Agreement.

     6.2 Vasomedical's Indemnity. Vasomedical shall indemnify and hold harmless Living Data harmless from and against, and shall defend Living Data from, and reimburse Living Data for, any Damages which Living Data may at any time suffer or incur, or become subject to, as a result of, or in connection with,

     (a) any material breach of this Agreement or material inaccuracy of any of the representations and warranties made by Vasomedical in or pursuant to this Agreement;

     (b) any material failure by Vasomedical or any Vasomedical Subsidiary to carry out, perform, satisfy and discharge any of its material covenants, agreements, undertakings, liabilities, or obligations under this Agreement;

     (c) any claim that the Proprietary Rights of Vasomedical infringe the Proprietary Rights of a Person (other than Living Data or an Affiliate thereof);

     (d) any product liability or warranty claim arising out of a latent defect in the design of any of the Vasomedical Products;

     (e) any claim arising out of an alleged violation of Environmental Laws at the Vasomedical Property; and

     (f) any other third party claim arising out of Vasomedical's operation of its business, both before and after the date of this Agreement.

     6.3 Indemnity Procedure. Living Data or Vasomedical, whichever is applicable (the `Indemnified Party"), shall promptly notify the other party (the "Indemnifying Party") of any claim, demand, action, or proceeding for which indemnification will be sought under this Article 9 and, if such claim, demand, action, or proceeding is a third party claim, demand, action, or proceeding (or "Proceeding" the Indemnifying Party shall have the right at its expense to assume the defense thereof using counsel reasonably acceptable to the Indemnified Party. The Indemnified Party shall have the right to participate, at its own expense, with respect to any such Proceeding. In connection with any such Proceeding, the Indemnifying Party and the Indemnified Party shall cooperate with each other and provide each other with access to relevant books and records in its possession. Notwithstanding anything in the foregoing to the contrary, an Indemnified Party will have the right to retain its own counsel, with the fees and expenses to be paid by the Indemnifying Party, if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential conflict of interests between such Indemnified Party and any other party represented by such counsel in such Proceeding. No such Proceeding shall be settled without the prior written consent of both the Indemnified Party and the Indemnifying Party. If a firm written offer is made to settle any such Proceeding and the

Indemnified Party refuses to consent to such settlement, then: (i) the Indemnifying Party shall be excused from, and the Indemnified Party shall be solely responsible for, all further defense of such Proceeding and (ii) the maximum liability of the Indemnifying Party relating to such Proceeding shall be the amount of the proposed settlement if the amount thereafter recovered from the Indemnified Party on such Proceeding is greater than the amount of the proposed settlement.

     7. Miscellaneous.

     7.1 Independent Contractors. Each of Living Data and Vasomedical is an independent contractor, and shall not hold itself out as, or be deemed to be, an employee, agent or partner of the other party. Its authority shall be limited to the matters expressly set forth in this Agreement. Each shall have no right or power to enter into any agreement or commitment in the name or on behalf of, or otherwise to obligate or bind, the other party, and each shall not hold itself out as having the authority to do so. Neither party to this Agreement shall have any authority to employ any person on behalf of the other and each shall, with respect to all persons employed by it, perform all obligations and discharge all liabilities imposed upon employers under law. This Section 7.1 shall survive any termination or expiration of this Agreement.

     7.2 Confidential Information. "Confidential Information" shall mean all information which is not public knowledge disclosed heretofore or hereafter by either party to the other party (including its attorneys, accountants or other representatives) in connection with its performance under this Agreement shall be kept confidential by such other party, and shall not be used by such other party otherwise than for use as herein contemplated, except to the extent (a) it is or hereafter becomes public knowledge or becomes lawfully obtainable from other sources, including from a third party who is under no obligation of confidentiality to the party disclosing such information or to whom information was released without restriction, or (b) such other party is compelled to disclose such information by judicial or administrative process or, in the opinion of its counsel, by other requirements of law, or (c) such duty as to confidentiality and non-use is waived by the non-disclosing party. The obligations set forth in this Section 7.2 shall survive any termination or expiration of this Agreement. Notwithstanding the foregoing, the parties to this Agreement (and each employee, representative or other agent of the parties) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure provided for therein provided, however, that no party (nor any employee, representative, or other agent thereof) shall disclose any information to the extent that such disclosure could result in a violation of any federal or state securities law.

     7.3 Proprietary Rights. Living Data acknowledges and recognizes that Vasomedical solely owns and has exclusive worldwide right, title and interest in and to all Proprietary Rights listed in Schedule 5.2(j) of the Vasomedical Disclosure Statement and all derivative works and/or modifications thereto. Living Data agrees that it will not challenge the validity or enforceability of any of the Proprietary Rights of Vasomedical or any part thereof at any time. In addition, Living Data will not directly or indirectly apply for or attempt to register for itself or others any of the trademarks, service marks, copyrights or similar protection in any county or area. In the event that Vasomedical wishes to obtain additional protection for its Proprietary Rights anywhere in the world, Living Data will fully cooperate by providing such documents and information and performing such acts as are reasonably requested by the party seeking the additional protection. This Section 7.3 shall survive any termination or expiration of the Agreement.

     7.4 No Employee Solicitation. Neither party to this Agreement shall solicit any employee of the other party for employment by it or any Affiliate, nor shall either party induce any employee of the other party to leave such employment.

     7.5 Equitable Remedies. Each of Living Data and Vasomedical recognizes that the other party's remedy at law for any breach of the provisions of Sections 7.1, 7.2, 7.3 and 7.4 of this Agreement will be inadequate and, accordingly, each agrees that in addition to such other rights and remedies that may be available to the other party, in law or in equity, any court of competent jurisdiction may enjoin, without the necessity of requiring proof of actual damages or the posting of any bond or other security, any actual or threatened breach of the provisions of any such Section (whether during or after the Term).

     7.6 Notices. Any notice required or intended to be given by either party hereto to the other, pursuant to this Agreement or any provision of law, shall be in writing and sent by registered or certified mail, postage paid, or delivered by hand or overnight courier and acknowledged, or by telecopier and confirmed by registered or certified mail as follows:

         If to Living Data, to:

                  Living Data Technology Corporation
                  37-14 29th Street
                  Long Island City, NY 11101
                  Attn: Chief Financial Officer
                  Fax: (718) 786-0534

         With a copy to (which shall not constitute notice):

                  Wachtel & Masyr, LLP
                  110 East 59th Street
                  New York, NY  10022
                  Attn.:  Robert W. Berend, Esq.
                  Fax: (212) 909-9455

         If to Vasomedical, to:

                  Vasomedical, Inc.
                  180 Linden Avenue
                  Westbury, NY  11590
                  Attn.:  Chief Financial Officer
                  Fax: (516) 987-2299

                  With a copy to (which shall not constitute notice):

                  Beckman, Lieberman & Barandes, LLP
                  116 John Street
                  New York, NY  10038
                  Attn.:  David H. Lieberman, Esq.
                  Fax: (212) 608-9687

or to such other address as may be designated by the respective party by notice given to the other in accordance with this Section 7.6. Each notice given pursuant to this Section 7.6 shall be deemed delivered: if mailed, three Business Days after deposit with the United States Post Office; if delivered by hand or telecopier, when delivered; and if sent by a nationally recognized overnight courier, one Business Day after deposit with such courier.

     7.7 Waivers. No waiver by Living Data or Vasomedical of any of the terms, conditions, covenants or agreements of this Agreement, or non-compliance therewith, shall be binding unless in writing and signed by the party to be charged, and no such waiver shall be deemed or taken as a waiver at any time thereafter of the same of any other term, condition, covenant or agreement herein contained, nor of the strict and prompt performance thereof.

     7.8 Assignments. Neither this Agreement nor any right, interest or obligation hereunder shall be assigned by any party hereto without the prior written consent of the other party. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement is not intended to confer any rights upon any Person other than the parties to this Agreement.

     7.9 Entire Agreement. This Agreement (including the Disclosure Agreements), the Securities Purchase Agreement of even date herewith, the Warrant of even date herewith, the Registration Rights Agreement of even date herewith and the Distribution Agreement constitutes the entire agreements of the parties hereto with respect to the subject matter hereof. No covenants, representations or warranties other than those contained, incorporated or referred to herein have been made, given or received. No course of dealing should be, or be deemed, a waiver of any term or condition hereof. This Agreement may not be changed, modified or amended except in writing and signed by the parties to be charged.

     7.10 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law. However, if any provision of this Agreement shall be prohibited by or invalid under such law, it shall be deemed modified to conform to the minimum requirements of such law or, if for any reason it is not deemed so modified, it shall be prohibited or invalid only to the extent of such prohibition or invalidity without the remainder thereof or any other such provision being prohibited or invalid.

     7.11 Governing Law and Dispute Resolution. This Agreement shall be construed (both as to validity and performance) and enforced in accordance with, and governed by, the laws of the State of New York applicable to contracts to be performed entirely within that State, without giving effect to the principles of conflicts of law. Subject to compliance with the provisions of Article 8 hereof relative to Dispute Conciliation and Arbitration, the parties hereto irrevocably and unconditionally consent to the exclusive jurisdiction and venue of the federal and state courts located in the State of New York, Counties of New York or Nassau with respect to any action suit or proceeding arising out of this Agreement or the consummation of the transactions contemplated hereby; provided, however, that no party hereto waives its right to request the removal of such action, suit or proceeding from the state court to a federal court in such jurisdictions or vice versa. The parties hereto each waives any claim that either such jurisdiction is not a convenient forum for any such action, suit or proceeding and the defense of lack of personal jurisdiction. The parties agree that service of process sent as provided for notices hereunder shall be effective service of process of any action, suit or proceeding against it in any such court. The parties hereto irrevocably waive all right to a trial by jury in any action, suit or proceeding arising out of this Agreement or the consummation of the transactions contemplated hereby.

     7.12 Force Majeure. Neither party shall be liable to the other party for any loss, damage, delay or failure of performance resulting directly or indirectly from any cause beyond its reasonable control, including force majeure, strikes, or the laws, regulations, acts, or failure to act of any governmental authority.

     7.13 Exclusion of Certain Damages. Nothing in this Agreement shall obligate either party for the lost profits, lost revenues or other consequential or special damages of the other party.

     7.14 Counterparts and Facsimile Signatures. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. The parties agree that they may rely on facsimile signatures of either party with respect to this Agreement or any waiver, amendment, supplement or consent relating thereto, with the same as if such signature was an original

     7.15 Knowledge. For purposes of this Agreement, "knowledge" as of any date that a representation or warranty is given by a party shall mean the actual or constructive knowledge of the management of such party, at the level of vice president or above, and "knows" shall have a correlative meaning.

     7.16 Survival of Representation and Warranties. The representations and warranties of the parties contained in this Agreement shall survive the date hereof and shall terminate and be of no further force or effect as of the third anniversary of the date hereof (the "Expiration Date") and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of either party to this Agreement. Notwithstanding anything in the preceding sentence to the contrary, any representation or warranty in respect of which an indemnity may be sought hereof shall survive the time at which it would otherwise terminate pursuant to the preceding sentence if a claim for indemnification shall have been given to the Indemnifying Party prior to the Expiration Date.

     8. Dispute Conciliation And Arbitration

     8.1 Conciliation. Where specifically provided in this Agreement, business disputes arising from this Agreement, shall be the subject of a request for settlement by amicable arrangement through conciliation in accordance with the following process:

     (a) The party desiring conciliation (the "Requesting Party") shall make a request therefor in writing to the other party (the "Recipient"). The request for conciliation shall consist of a statement of the issue from the point of view of the Requesting Party and shall be accompanied by copies of relevant papers and documents.

     (b) Upon receipt of a request for conciliation, the Recipient, within five Business Days, shall submit to the Requesting Party a written statement of the issue from its point of view, with copies of relevant papers and documents.

     (c) Within five Business Days of the response to the Requesting Party (the "Convening Date"), the Requesting Party, the Recipient, or other respective designees or attorneys shall convene a Conciliation Committee.

     (i) The Committee shall be composed of three conciliators, one each appointed by the Requesting Party and the Recipient and a Chairman. Unless he is unable to so act, Simon Srybnik shall act as Chairman. In his absence, Louis Srybnik shall act as Chairman. If neither is available the Chairman shall be selected by mutual agreement of the Requesting Party and the Recipient.

     (d) The Committee shall acquaint itself with the details of the case and procure any information required for this purpose by communicating with the Requesting Party and the Recipient, and shall hear from the parties, if possible.

     (e) The Requesting Party and Recipient may appear before the Committee in person or be represent by duly accredited agents. They may also be assisted by counsel.

     (f) After having examined the issue and having heard the parties, if possible, the Conciliation Committee shall submit, within five Business Days of the Convening Date suggested terms of resolution to the parties. Should the parties agree to the suggested settlement, the Conciliation Committee shall draw up and sign a record of the settlement, and shall communicate the terms of settlement to the parties and their representatives.

     (i) If the parties do not agree to the suggested settlement, the Conciliation Committee is authorized to direct the settlement, and same shall be binding on the parties.

     (ii) In lieu of directing a settlement, the Conciliation Committee may direct that the matter at issue be submitted to Arbitration as otherwise provided in Section 8.2 hereof.

     8.2 Arbitration. Should a settlement not result based on the foregoing, the parties must submit the dispute to be resolved by arbitration in New York in accordance with the rules of the American Arbitration Association and the award of the arbitration panel should be binding on the parties. The arbitration panel shall consist of one arbitrator. No person having participated as a participant of the Conciliation Committee for the settlement of a dispute may be appointed arbitrator for the same dispute. Any party may take appropriate legal steps to enforce the award at a court of law.

     8.3 Costs. Each participant shall bear an equal cost of the conciliation or arbitration panel. Except for the foregoing sentence, each Party should be responsible for its own costs and expenses incurred under this Article 8.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                                    LIVING DATA TECHNOLOGY CORPORATION



                                      By: /s/Simon Srybnik
                                          ----------------------
                                            Name:  Simon Srybnik
                                            Title: President


                                    VASOMEDICAL, INC.



                                      By: /s/John CK Hui
                                          --------------------
                                            Name:  John CK Hui
                                            Title: President